NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
Solicitation and Revocability of Proxies
Information as to Voting Securities
Board of Directors and Its Committees
Compensation of Directors
Stockholder Action
1. ELECTION OF DIRECTORS
Vote By Stockholders
NOMINEES FOR ELECTION AS DIRECTORS
Beneficial Ownership
Section 16(a) Beneficial Ownership Reporting Compliance
Ownership Guidelines
2. PROPOSAL RESPECTING THE APPROVAL OF THE NATIONAL CITY CORPORATION 2002 RESTRICTED STOCK PLAN
2001 PLAN BENEFITS
3. SELECTION OF INDEPENDENT AUDITORS
REMUNERATION OF EXECUTIVE OFFICERS AND TRANSACTIONS WITH MANAGEMENT --NATIONAL CITY
Executive Compensation
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES
LONG-TERM INCENTIVE PLAN -- AWARDS IN LAST FISCAL YEAR
REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE
Compensation Philosophy
Executive Compensation Principles
Stock Ownership Guidelines for the Named Executive Officers
Compensation Committee’s Review of Chief Executive Officer’s Compensation
STOCKHOLDER RETURN PERFORMANCE
REPORT OF THE AUDIT COMMITTEE
DESCRIPTION OF NATIONAL CITY’S COMPENSATION AND BENEFIT PLANS
Grantor Trust
PENSION PLAN TABLE
STOCKHOLDER PROPOSALS
TRANSACTIONS WITH MANAGEMENT
Voting
GENERAL
Exhibit A

CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

SCHEDULE 14A

(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement ☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

NATIONAL CITY CORPORATION

(Name of Registrant as specified in its Charter)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, for the Form or Schedule and the date of its filing.

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March 8, 2002

Dear Stockholder:

      You are invited to attend the Annual Meeting of Stockholders of National City Corporation (“National City”), which will be held at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114, on Monday, April 22, 2002, commencing at 10:00 a.m., Eastern Daylight Time.

      The primary business of the meeting will be to consider and vote upon the election of directors for the coming year, the National City Corporation 2002 Restricted Stock Plan, the selection of Ernst & Young LLP as independent auditors for 2002, and the transaction of such other business as may properly come before the meeting.

      The formal Notice of Annual Meeting and Proxy Statement containing further information pertinent to the business of the meeting are set forth on the following pages. Our Annual Report, including consolidated financial statements, for the year 2001 was delivered to you previously.

      Your vote is important no matter how many shares you own, and we hope you will be able to attend the meeting in person. In any event, whether or not you plan to attend the Annual Meeting, you may submit your proxy by using the internet, using the telephone or by signing and dating the enclosed proxy card and returning it in the accompanying envelope. If you wish to communicate directly with National City, the mailing address of National City’s executive offices is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Sincerely,

DAVID A. DABERKO
Chairman and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Stockholders of

NATIONAL CITY CORPORATION

      The Annual Meeting of Stockholders of National City Corporation (“National City”) will be held at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114 on Monday, April 22, 2002, at 10:00 a.m., Eastern Daylight Time, for the purpose of considering and voting upon the following matters:

           1. The election of directors;

2.	The National City Corporation 2002 Restricted Stock Plan;

3.	The selection of Ernst & Young LLP as independent auditors for 2002; and

4.	The transaction of such other business as may properly come before the meeting.

      Stockholders of record at the close of business on February 28, 2002, are entitled to receive notice of and to vote at the meeting. A list of the stockholders will be available at the meeting and for the 10 days preceding the meeting at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114.

      All stockholders who are entitled to vote, even if you are planning to attend the Annual Meeting, are requested to submit your proxy by using the internet, the telephone or by executing the enclosed proxy card and returning it in the enclosed postage-paid envelope. You may revoke your proxy at any time before it is voted. If you attend the meeting and vote in person, your vote will supersede any proxy you may have previously authorized. If you wish to communicate directly with National City, the mailing address of National City’s executive offices is: National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

      Please vote your shares through any of the above-mentioned methods.

By Order of the Board of Directors

DAVID L. ZOELLER
Secretary

March 8, 2002

PROXY STATEMENT

March 8, 2002

Solicitation and Revocability of Proxies

      This Proxy Statement is furnished in connection with the solicitation by the board of directors of National City Corporation (“National City”) of the accompanying proxy to be used at the Annual Meeting of Stockholders of National City and any adjournment thereof and is being sent on approximately the date of this Proxy Statement to each of the holders of National City Common Stock, par value $4.00 per share, (“National City Common”). The Annual Meeting will be held on Monday, April 22, 2002, at National City’s offices, 1900 East Ninth Street, Cleveland, Ohio 44114, commencing at 10:00 a.m. Eastern Daylight Time and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Shares represented by properly presented proxies, if such proxies are received in time and not revoked, will be voted at such meeting in accordance with their specifications or, if no specifications are made, will be voted in favor of the election of directors, in favor of the National City Corporation 2002 Restricted Stock Plan and in favor of the selection of Ernst & Young LLP as independent auditors for 2002. Any proxy may be revoked by the person giving it before it is exercised by use of the internet by 11:59 p.m. April 21, 2002, the telephone by 11:59 p.m. April 21, 2002, by National City’s receipt of a later-dated proxy, by receipt by the Secretary of National City of a written revocation, or by such person appearing at the meeting and electing to vote in person.

Information as to Voting Securities

      The board of directors of National City has fixed the close of business on February 28, 2002 as the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. Holders of National City Common on the record date are the only stockholders entitled to vote at the Annual Meeting. On the record date, there were 607,765,964 shares of National City Common outstanding.

Board of Directors and Its Committees

      The board of directors of National City has responsibility for establishing broad corporate policies and overall performance of National City. However, it is not involved in the day-to-day operating details of National City’s business. Members of the board are kept informed of National City’s business through various documents and reports provided by the chairman and other officers of National City and by participating in board and board committee meetings. Each director has access to all books, records and reports of National City, and members of management are available at all times to answer any director’s questions.

      During 2001, the board of directors of National City held five meetings. Average attendance by directors at those meetings was 97% and, except for Ms. Austin Crayton, all directors attended 75% or more of the meetings of the board and the board committees they were scheduled to attend. Except for Mr. Evans, all of the persons nominated and elected as directors of National City at National City’s 2001 Annual Meeting of Stockholders attended that Annual Meeting.

      The board of directors of National City has established several permanent committees comprising directors who are appointed to those committees annually. The principal committees are the Audit Committee, the Compensation and Organization Committee, the Executive Committee, the Investment Committee, the Nominating and Board of Directors Governance Committee and the Public Policy Committee. Each of these committees is described in the following pages. The members of each committee are identified in the following pages and in the biographical material of the nominees for election of directors.

      The Audit Committee. Information regarding the functions performed by the Audit Committee and its membership are set forth in the “Report of the Audit Committee” included in this Proxy Statement. The Audit Committee is required to meet at least four times per year and met four times during 2001. The Audit Committee is comprised of directors who are independent of the management of National City and are free of any relationship that would interfere with their exercise of independent judgment as committee members. The responsibility for effective auditing of National City and any subsidiary is carried out by the Audit Committee through the general auditor and the independent auditors. The Audit Committee provides assistance to the board of directors in fulfilling its responsibility to stockholders, potential stockholders, and the investment community relating to corporate accounting and reporting practices of National City, effectiveness of its internal control structure and procedures for financial reporting, and compliance with designated laws and regulations. In so doing, the Audit Committee maintains free and open communications among the directors, the independent auditors, the general auditor, and the management of National City. The members of the Audit Committee are Messrs. Schuler, Barfield, Broadhurst, Evans, Paul and Tatar. Mr. Schuler is chairman.

      The Compensation and Organization Committee. Information regarding the functions performed by the Compensation and Organization Committee and its membership are set forth in the “Report of Compensation and Organization Committee” included in this Proxy Statement. The Compensation and Organization Committee (the “Compensation Committee”) meets on the call of its chairman and met four times during 2001. The Compensation Committee considers matters relating to compensation policy and compensation of senior officers of National City and its subsidiaries and makes recommendations to the board of directors of National City on matters relating to succession management and organization of senior executive management. Under the terms of each of National City’s 1993 Stock Option Plan, as Amended and Restated, 1997 Stock Option Plan, as Amended and Restated and 2001 Stock Option Plan, as Amended and Restated, (collectively the “Stock Option Plans”), the Compensation Committee is authorized to grant stock option rights to officers and key employees of National City and its subsidiaries. The Compensation Committee also determines participants for the Long-Term Incentive Compensation Plan for Senior Officers, the Long-Term Supplemental Incentive Compensation Plan for Executive Officers and the Management Incentive Plan for Senior Officers and establishes the peer group for the Long-Term Incentive Compensation Plan and the Management Incentive Plan. The Compensation Committee may also determine those employees who are eligible to receive awards of restricted stock under the National City Corporation 1997 Restricted Stock Plan as Amended and Restated, and the National City Corporation 2002 Restricted Stock Plan. The members of the Compensation Committee are Messrs. Breen, Broadhurst, Brown, Collins, Evans, Gorman and Ormond. Mr. Breen is chairman.

      The Executive Committee. The Executive Committee meets on the call of its chairman and met twice during 2001. The Executive Committee is empowered to exercise all powers and perform all duties of the board of directors of National City as permitted by applicable law when the board is not in session. The members of the Executive Committee are Messrs. Daberko, Brandon, Breen, Brown, Collins, Ormond, Paul, Tatar and Weiss. Mr. Daberko is chairman.

      The Investment Committee. The Investment Committee meets on the call of its chairperson and met three times during 2001. The Investment Committee is empowered to oversee investments and interest rate risk management. The members of the Investment Committee are Ms. Austin Crayton, Dr. Thornton and Messrs. Gorman, Paul, Tatar and Weiss. Ms. Austin Crayton is the chairperson.

      The Nominating and Board of Directors Governance Committee. The Nominating and Board of Directors Governance Committee meets on the call of its chairman and met three times during 2001. The Nominating and Board of Directors Governance Committee confers, advises and makes recommendations to the board of directors of National City with respect to (i) nominations to fill vacancies on the board of directors (ii) director compensation and (iii) charters for and appointments to committees of the board of directors. Stockholders may submit the name of a possible nominee to the Secretary of National City, subject to the First Amendment of By-Laws, as amended and he will arrange for that person to be given consideration by the Nominating and Board of Directors Governance Committee. The members of the Nominating and Board of Directors Governance Committee are Messrs. Barfield, Breen, Brown, Gorman and Weiss and Ms. Austin Crayton. Mr. Barfield is chairman.

      The Public Policy Committee. The Public Policy Committee meets on the call of its chairperson and met twice during 2001. The Public Policy Committee has responsibility to oversee the various policies and programs of National City as they relate to its relationships with employees, regulatory agencies, governments, charitable organizations and the general public. The members of the Public Policy Committee are Dr. Thornton and Messrs. Barfield, Brandon, Broadhurst, Evans and Schuler. Dr. Thornton is chairperson.

Compensation of Directors

      Members of the board of directors of National City who are not officers of National City, or any of its subsidiaries, receive a yearly retainer, payable in quarterly installments, and a fee for each meeting of the board of directors, and of each committee thereof that they attend. The yearly retainer is $25,000*. The fee for attendance at any board of directors meeting or any committee meeting that is scheduled for a day other than a day on which there is scheduled a meeting of the full board of directors is $2,000. The fee for attendance at any committee meeting where such meeting is scheduled on the same day as a scheduled meeting of the board of directors is $1,000. For the year 2001, each non-officer chairperson of a committee of the board of directors received an additional annual retainer of $2,500 paid in quarterly installments. For the year 2002, each non-officer chairperson of a committee of the board of directors will receive an annual retainer of $5,000 paid in quarterly installments. Under a plan for the deferred payment of directors’ fees, a director may elect to have the payment of fees deferred until later years.

      Each individual who is first elected or appointed as a member of the board of directors is awarded 2,000 shares of National City Common, subject to transfer restrictions under the Amended and Restated 1997 Restricted Stock Plan. For the year 2001, each director re-elected as a member of the board was awarded an additional 1,000 shares of National City Common, subject to transfer restrictions under the Amended and Restated 1997 Restricted Stock Plan. For the year 2002, each director re-elected to the board of directors will be awarded 1,200 shares of National City Common subject to transfer restrictions under the Amended and Restated 1997 Restricted Stock Plan. The restrictions on such shares of National City Common expire at the earlier of the individual director’s death, disability or the date that is nine months after the date of the award.

      For the year 2001, the National City Board of Directors Long-Term Incentive Compensation Plan provided for an annual award ranging from zero to a maximum of $38,000 for each non-employee director. For the year 2002, the maximum annual award will increase to $48,000. The actual award is based on National City’s position, as of December 31 of each year, in the peer group for the three-year plan cycle then ending under the National City Long-Term Incentive Compensation Plan for Senior Officers. The award is credited to a deferred compensation account for the benefit of the non-employee director and is “invested” in phantom units of National City Common. The award credited to the non-employee director accounts for the three-year plan cycle ending December 31, 2001 was $21,660.

Stockholder Action

1. ELECTION OF DIRECTORS

      Directors are elected to serve until the next Annual Meeting and until their respective successors are duly elected and qualified. It is intended that shares represented by proxies, unless contrary instructions are given, will be voted for the election of the nominees listed on the following pages as directors whose number is equal to the total authorized number of directors. Although management does not expect that any nominee will be unavailable for election, in the event that vacancies unexpectedly occur, the shares will be voted for substitute nominees, if any.

      The 15 nominees for election to the board of directors of National City are identified on the following pages. Except for Christopher M. Connor, all of the nominees are presently directors of National City. Except for Mr. Connor and Mr. Shaheen who was elected on October 23, 2001, all nominees were elected at the last Annual Meeting. Three of the incumbent directors, Edward B. Brandon, John G. Breen and Michael A. Schuler, will not continue as directors after the Annual Meeting. The following material contains biographical information concerning each of the nominees, including their positions with National City, other directorships, current age, the sum of the number of shares of National City Common beneficially owned and National City Common share equivalents owned as of January 31, 2002 and their recent employment through the date of this Proxy. Unless otherwise indicated, the nominee has sole voting and investment power with respect to National City Common shown to be owned by him or her.

Vote By Stockholders

      The election of directors requires a plurality of the votes of the shares of National City Common present in person or represented by proxy and entitled to vote for the election of directors at the Annual Meeting.

*	Each individual director who is not an officer of National City, or any of its subsidiaries, and is a member of the board of directors of a subsidiary receives compensation from the subsidiary for his or her responsibilities at that subsidiary.

NOMINEES FOR ELECTION AS DIRECTORS

JON E. BARFIELD, Chairman and President of The Bartech Group, Inc., a provider of contract employment and related staffing services. Director of Tecumseh Products Company, Granite Broadcasting Corporation and BMC Software, Inc. Director of National City since 1998; chairman of the Nominating and Board of Directors Governance Committee and member of the Audit and the Public Policy Committees. Age 50. Shares of National City Common owned: 25,525.

JAMES S. BROADHURST, Chairman and Chief Executive Officer of Eat’n Park Hospitality Group, Inc., a chain of family restaurants and a provider of contract dining services. Director of National City since 1996; member of the Compensation and Organization, the Public Policy and the Audit Committees. Age 58. Shares of National City Common owned: 26,079 including options for 4,000 shares of National City Common.

JOHN W. BROWN, Chairman, President and Chief Executive Officer of Stryker Corporation, a manufacturer of surgical and medical products. Director of Stryker Corporation. Director of National City since 1998; member of the Compensation and Organization, the Nominating and Board of Directors Governance and the Executive Committees. Age 67. Shares of National City Common owned: 42,035.

DUANE E. COLLINS, Chairman of Parker Hannifin Corporation, a durable goods manufacturer. Director of Parker Hannifin Corporation, The Sherwin-Williams Company and MeadWestvaco Corporation. Director of National City since 1995; member of the Compensation and Organization and the Executive Committees. Age: 65. Shares of National City Common owned: 37,866.

CHRISTOPHER M. CONNOR, Chairman and Chief Executive Officer of The Sherwin-Williams Company, a global producer in the paint and coatings industry. Age: 45. Shares of National City Common owned: 1,000.

SANDRA AUSTIN CRAYTON, Private Consultant. President and Chief Executive Officer of PhyServ LLC., a medical services consulting company, from 1999 to 2001. President and Chief Executive Officer of Sedona Healthcare Group from 1997 to 1999. Director of Ferro Corporation. Director of National City since 1990; chairperson of the Investment Committee and member of the Nominating and Board of Directors Governance Committee. Age 54. Shares of National City Common owned: 32,716.

DAVID A. DABERKO, Chairman of the Board and Chief Executive Officer of National City. Director of OMNOVA Solutions Inc. and Marathon Oil Corporation. Director of National City since 1988; chairman of the Executive Committee. Age 56. Shares of National City Common owned: 2,360,135 including options for 1,729,573 shares of National City Common.

DANIEL E. EVANS, Retired Chairman of the Board of Bob Evans Farms, Inc., a restaurant and food products company. Director of Bob Evans Farms, Inc. and The Sherwin-Williams Company. Director of National City since 1992; member of the Compensation and Organization, the Public Policy and the Audit Committees. Age 65. Shares of National City Common owned: 18,911.

JOSEPH T. GORMAN, Retired Chairman of the Board of TRW Inc. a provider of advanced technology products and services. Prior to 2001, Chairman and Chief Executive Officer of TRW Inc. Director of ALCOA Inc., Imperial Chemical Industries plc and The Procter & Gamble Company. Director of National City since 2000; member of the Compensation and Organization, the Nominating and Board of Directors Governance and the Investment Committees. Age: 64. Shares of National City Common owned: 16,596.

PAUL A. ORMOND, Chairman, President and Chief Executive Officer, of Manor Care, Inc., a provider of long-term care, skilled nursing, and rehabilitative services. Director of Manor Care, Inc. Director of National City since 1999; member of the Compensation and Organization and the Executive Committees. Age 52. Shares of National City Common owned: 22,112.

ROBERT A. PAUL, President and Chief Executive Officer of Ampco-Pittsburgh Corporation, a manufacturer of engineered equipment and steel products. Director of National City since 1996; member of the Audit, the Executive and the Investment Committees. Age 64. Shares of National City Common owned: 1,570,412.

GERALD L. SHAHEEN, Group President of Caterpillar Inc., a manufacturer of construction and mining equipment, diesel and natural gas engines and industrial gas turbines. Director of UtiliCorp United, Inc. Director of National City since 2001. Age: 57. Shares of National City Common owned: 2,741.

JEROME F. TATAR, Chairman of MeadWestvaco Corporation, a global producer of packaging, coated and specialty paper, consumer and office products and specialty chemicals. Director of MeadWestvaco Corporation and Robbins & Myers, Inc. Director of National City since 1998; member of the Audit, the Executive and the Investment Committees. Age 55. Shares of National City Common owned: 14,578.

JERRY SUE THORNTON, Ph.D. President of Cuyahoga Community College, a provider of post-secondary education. Director of OfficeMax, Inc., RPM, Inc., Applied Industrial Technologies Inc. and American Greetings Corporation. Director of National City since 2001; chairperson of the Public Policy Committee and member of the Investment Committee. Age: 55. Shares of National City Common owned: 8,225.

MORRY WEISS, Chairman and Chief Executive Officer of American Greetings Corporation, a greeting card manufacturer. Director of American Greetings Corporation. Director of National City since 1992; member of the Executive, the Investment and the Nominating and Board of Directors Governance Committees. Age 61. Shares of National City Common owned: 28,306.

The board of directors of National City unanimously recommends a vote FOR the slate of directors.

Beneficial Ownership

      As of January 31, 2002, National City had outstanding one class of equity securities as defined in Rule 13d-1 of the General Rules and Regulations under the Securities and Exchange Act of 1934 (the “Exchange Act”), National City Common.

      Beneficial ownership of National City Common, for purposes of the ownership disclosures, has been determined in accordance with Rule 13d-3 of the General Rules and Regulations under the Exchange Act, under which Rule a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power in respect of such securities or has the right to acquire beneficial ownership within 60 days. Accordingly, the amounts shown do not purport to represent beneficial ownership for any purpose other than as set forth under such Rule. Further, beneficial ownership as determined in this manner does not necessarily bear on the economic incidence of ownership of National City Common.

      As of January 31, 2002, to the knowledge of National City, no person or firm, except as noted herein beneficially owned more than 5% of the then outstanding National City Common. As of January 31, 2002, no individual director, nominee or officer beneficially owned more than 5% of the then outstanding National City Common. For purpose of this disclosure, the amount of outstanding National City Common is the aggregate number of shares of National City’s Common actually outstanding on such date plus an amount equal to the aggregate amount of National City’s Common which could be issued upon the exercise of stock options by such person or firm at that date. Beneficial ownership of National City’s Common includes, as of such date, those shares which could have been acquired by the exercise of stock options within 60 days and, for purposes of this disclosure, those shares held for the benefit of such officers in the National City Corporation Savings and Investment Plan Trust.

      As of January 31, 2002, to the knowledge of National City, only National City and AXA Financial, Inc. beneficially owned more than 5% of the outstanding National City Common. As of January 31, 2002 National City owned 50,447,053 shares of National City’s Common which constituted 8.32% of the outstanding National City Common on that date. These shares are held in various fiduciary capacities through National City’s wholly owned banking subsidiaries, primarily National City Bank, National City Bank of Michigan/Illinois, National City Bank of Pennsylvania, National City Bank of Kentucky and National City Bank of Indiana. Of the 45,510,137 shares of National City Common as to which National City, through its subsidiaries, had, as of January 31, 2002, voting authority, it had sole voting authority as to 44,471,972 of those shares and shared voting authority as to the remainder. Of the 40,137,266 shares as to which National City, through its subsidiaries, had, as of January 31, 2002, investment authority, it had sole investment authority as to 25,745,489 of those shares, and shared investment authority as to the remainder. Included in the aggregate number of shares held as to which National City had, as of January 31, 2002, sole voting and investment authority were 5,015,808 shares held under the National City Non-Contributory Retirement Trust.

      The following table sets forth the beneficial security ownership of all stockholders known to National City to be the beneficial owner of more than five percent of National City Common.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

	(2)	(3)
	Name	Amount
(1)	and Address	and Nature of	(4)
Title of	of Beneficial	Beneficial	Percent
Class	Owner	Ownership(1)	of Class

Common Stock	National City Corporation 1900 East Ninth Street Cleveland, Ohio 44114	50,447,053	8.32%

Common Stock	AXA Financial, Inc. 1290 Avenue of the Americas New York, New York 10104	33,115,674	5.44%

(1)	No listed beneficial owner is known to have had, as of January 31, 2002 the right to acquire beneficial ownership, as specified in Rule 13d-3(d)(1) under the Exchange Act of any shares of National City Common.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under federal securities law, National City’s directors, certain officers, and persons holding more than 10% of any class of National City’s equity securities are required to report, within specified monthly and annual due dates, their initial ownership in any class of National City’s equity securities and all subsequent acquisitions, dispositions or other transfers of interest in such securities, if and to the extent reportable events occur that require reporting by such due dates. National City is required to describe in this Proxy Statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, to the knowledge of National City, based solely on the review of copies of reports furnished to National City by its directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Exchange Act, and on written representations that no other reports were required during the period ending January 31, 2002, all of National City’s directors and officers satisfied such filing requirements in full, except that Mr. Jon L. Gorney and Mr. Philip L. Rice each made one late filing. Mr. Gorney’s inadvertent late filing pertained to dispositions of share equivalents of National City Common held in the National City Corporation Long-Term Incentive Compensation Plan and Mr. Rice’s inadvertent late filing pertained to dispositions of share equivalents of National City Common held in the National City Corporation Executive Savings Plan.

Ownership Guidelines

      The board of directors of National City established stock ownership guidelines for directors at its February 26, 1996 meeting. The guidelines recommend that within three years of becoming a director each director beneficially own at least 12,000 shares of National City Common. Both direct and indirect equity ownership are considered as owned shares for the purpose of this guideline.

      The following table sets forth, as of January 31, 2002, the beneficial security ownership (including shares with respect to which the following persons have the right to acquire beneficial ownership within 60 days after such date) of (a) each director or nominee of National City, (b) the chief executive officer and the four other most highly compensated executive officers of National City and (c) all directors and executive officers of National City as a group, as of January 31, 2002:

BENEFICIAL SECURITY OWNERSHIP OF MANAGEMENT

				Share Equivalent	Total Shares &
Title of		Amount of Shares	Percent of	Held in Deferred	Share Equivalents
Class	Name of Beneficial Owner	Beneficially Owned	Class	Compensation Plans	Beneficially Held

Common Stock	Jon E. Barfield	13,183	*	12,342	25,525

Common Stock	Edward B. Brandon	204,893	*	3,154	208,047

Common Stock	John G. Breen	96,173	*	3,154	99,327

Common Stock	James S. Broadhurst	22,925	*	3,154	26,079

Common Stock	John W. Brown	39,388	*	2,647	42,035

Common Stock	Duane E. Collins	20,325	*	17,541	37,866

Common Stock	Christopher M. Connor	1,000	*	0	1,000

Common Stock	Sandra Austin Crayton	9,874	*	22,842	32,716

Common Stock	David A. Daberko	2,356,484	*	3,651	2,360,135

Common Stock	Daniel E. Evans	15,757	*	3,154	18,911

Common Stock	Joseph T. Gorman	13,000	*	3,596	16,596

Common Stock	Jon L. Gorney	525,031	*	0	525,031

Common Stock	William E. MacDonald III	740,872	*	0	740,872

Common Stock	Paul A. Ormond	14,325	*	7,787	22,112

Common Stock	A. Joseph Parker	277,609	*	8,520	286,129

Common Stock	Robert A. Paul	1,539,325	*	31,087	1,570,412

Common Stock	Michael A. Schuler	20,325	*	3,154	23,479

Common Stock	Gerald L. Shaheen	2,000	*	741	2,741

Common Stock	Robert G. Siefers	1,045,931	*	4,679	1,050,610

Common Stock	Jerome F. Tatar	12,598	*	1,980	14,578

Common Stock	Jerry Sue Thornton, Ph.D.	2,092	*	6,133	8,225

Common Stock	Morry Weiss	16,325	*	11,981	28,306

Common Stock	Directors and Executive Officers of National City as a Group	11,567,877	1.9%	236,777	11,804,654

* The percent of National City Common beneficially owned is less than 1%.

2.	PROPOSAL RESPECTING THE APPROVAL OF THE NATIONAL CITY CORPORATION 2002 RESTRICTED STOCK PLAN

      At the Annual Meeting of the Stockholders there will be presented for stockholder approval the National City Corporation 2002 Restricted Stock Plan (the “2002 Plan”) which was adopted by the board of directors at its February 25, 2002 meeting subject to the approval of National City stockholders. The 2002 Plan is a new compensation plan and is similar to the National City Corporation 1997 Restricted Stock Plan, as Amended and Restated. The purpose of the 2002 Plan is to maximize the returns to the stockholders and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the board of directors of National City and by providing alternate means of compensation.

      The 2002 Plan will be administered by the board of directors of National City which may from time to time delegate all or any part of its authority under the 2002 Plan to committee(s) of the board of directors (the “Committee”). The complete text of the 2002 Plan appears as Exhibit A to this Proxy Statement. While the main features of the 2002 Plan are summarized herein, such summaries are in all respects subject to the complete text of the 2002 Plan set forth in Exhibit A.

      Generally, the 2002 Plan provides for the granting of shares of National City Common to a recipient and restricting that recipient’s rights of transfer of the shares based on certain performance goals and/or for a specific period of time (“Restricted Stock”). During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his or her interest in the stock, he or she will have no rights in the shares forfeited.

Type and Amount of Stock Grants

      The total amount of National City Common which may be awarded under the 2002 Plan is 5,000,000 shares, of which no more than 500,000 shares may be awarded in the aggregate in any five-year period to any one individual. Restricted Stock may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any employee or director who has been awarded any Restricted Stock pursuant to the 2002 Plan (“Participant”) forfeits his or her interest in any shares of National City Common awarded under the 2002 Plan, such National City Common shall again be available for distribution in connection with future awards under the 2002 Plan.

Eligibility

      Under the 2002 Plan, awards of Restricted Stock may be made to any regular employee of National City or any of its subsidiaries (including employees who are members of the board of directors) and directors of National City’s subsidiaries (collectively “Participant Awards”). Directors of National City who are not employees of National City or its subsidiaries are only eligible to receive director awards (“Director Awards”).

Terms of Awards

1.  Participant Awards

      The 2002 Plan contemplates that the board of directors may award Restricted Stock to the employees of National City and National City’s subsidiaries subject to the following restrictions:

      (1) All awards are to be made subject to transfer restrictions which are set by the board of directors.

      (2) All awards shall be subject to an award agreement entered into between National City and the Participant receiving the award. Such agreements may differ from Participant to Participant and from award to award depending upon the purpose of the award.

      (3) Any Participant Award made pursuant to the 2002 Plan may or may not contain any additional conditions the board of directors deems appropriate.

2.  Director Awards:

      Unless modified by the full board of directors, each individual who is not then an employee of National City or any of its subsidiaries and is first elected or appointed as a director will be awarded two thousand (2,000) shares of Restricted Stock subject to transfer restrictions. In addition, each year in which the individual is reelected or reappointed a director of National City, such individual shall be granted an additional award of twelve hundred (1,200) shares of Restricted Stock, the transfer of which is also restricted. Such Director Awards under the 2002 Plan shall be reduced by the number of shares of Restricted Stock awarded to such director pursuant to the National City Corporation Amended and Restated 1997 Restricted Stock Plan, as may be amended from time to time. An award agreement shall be entered into between each director and National City for each Director Award made to the director. The 2002 Plan restrictions shall fully expire upon the earlier of the individual director’s death or disability, a change in control of National City, or a date nine months after the date of the Director Award. If a director shall leave the board of directors of National City prior to the lapsing of the transfer restrictions for any reason other than enumerated above, such director’s interest in the Restricted Stock subject to an award agreement(s) shall be forfeited and returned to National City.

3.  Awards to Employees or Directors:

      No grants or awards of Restricted Stock shall be made pursuant to the 2002 Plan after ten (10) years from the date the 2002 Plan becomes effective.

      All Restricted Stock awarded to employees and directors pursuant to the 2002 Plan will be held in escrow until such time as the restrictions set forth in the award agreement are met. When the restrictions have lapsed, the certificate representing the Restricted Stock will be removed from escrow, reissued without the 2002 Plan restrictive legend, and given to the employee or director. If the restrictions are not met, the Restricted Stock shall be forfeited. During the period of time during which any 2002 Plan restrictions remain outstanding on the Restricted Stock, the Restricted Stock may not be, voluntarily or involuntarily, sold, assigned, encumbered, pledged or otherwise transferred other than by will or the laws of descent and distribution.

      In the event of a change in control of National City, the 2002 Plan provides that all 2002 Plan restrictions shall lapse and that National City will cause all outstanding Restricted Stock awarded under the 2002 Plan be reissued free of the 2002 Plan restrictive legend. The complete text of the 2002 Plan under Exhibit A to this Proxy Statement defines a change in control.

Adjustments

      The board of directors may make or provide for such adjustments in the aggregate number of shares of National City Common and, if necessary, the kind of securities to be issued under the 2002 Plan, and in the number of shares subject to outstanding awards granted under the 2002 Plan in the aggregate or to any Participant and in the number of shares which may be awarded to any one individual as the board of directors, in its sole discretion may determine is equitably required to prevent dilution or enlargement of rights of Participants that would otherwise result from any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or other corporate transaction or event having an effect similar to any of the foregoing.

Amendments

      The 2002 Plan may be amended from time to time by the board of directors; provided, however, that without the prior approval of the stockholders of National City, no amendment may be made that would increase the maximum number of shares to be granted under the 2002 Plan, except in connection with the above described adjustments, or extend the term during which awards of Restricted Stock may be granted under the 2002 Plan. The board of directors also has the right to terminate the 2002 Plan or Article 5 (which addresses Director Awards) of the 2002 Plan at any time.

Fractional Shares

      National City will not be required to issue any fractional share of National City Common pursuant to the 2002 Plan. The board of directors may provide for the elimination of fractions or for the settlement of fractions for cash.

Federal Tax Consequences

      The award of Restricted Stock pursuant to the 2002 Plan to an employee or director will not result in any taxable income to them at the time of the award, unless the employee or director so elects. Unless the employee or director elects to recognize the income at the time of the award, the employee or director will recognize income for tax purposes at the time the restrictions on the Restricted Stock lapse. The amount of income to be recognized by the employee or director is the fair market value of National City Common at the time the restrictions lapse or at the time of the award, if the employee or director has elected to recognize the income at that time.

      National City shall be entitled to take appropriate measures to withhold from the Restricted Stock which become free of Plan restrictions or to otherwise obtain from the Participant sufficient sums for the amount National City deems necessary to satisfy any applicable Federal, state, local and foreign minimum tax withholding obligations or to make other appropriate arrangements with Participants to satisfy such obligations. In no event, however, shall National City accept Common Stock for payment of taxes in excess of the minimum required tax withholding.

      Any dividends received by the Participants as a result of Restricted Stock will be treated as ordinary earned income, until such time as the restrictions lapse and as dividend income after the restrictions have lapsed.

      The amount of income included in the employee’s or director’s taxable earned income, resulting from the award of Restricted Stock and the lapsing of the restrictions, will measure the amount of the deduction to which National City is entitled.

      The tax basis of an employee or director in the Restricted Stock awarded pursuant to the 2002 Plan will be the fair market value of the Restricted Stock at the time the restrictions lapse or at the time of the award, if the employee or director elected to recognize the income at such time.

General

      The closing price of National City Common as reported by The Wall Street Journal for February 28, 2002 was $28.52 per share.

      The maximum number of shares of National City Common that may be awarded under the 2002 Plan, the maximum number that may be awarded to any one Participant, and the number of shares of National City Common subject to an award agreement, may be adjusted to reflect stock splits, combinations of shares, recapitalization, mergers, consolidations, spin-offs, reorganizations, liquidations, issuance of rights, and similar events.

Plan Benefits

      It is not possible to determine future awards that will be received by Participants in the 2002 Plan. Set forth in the following table are benefits and amounts that were actually received by or allocated under the National City Corporation Amended and Restated 1997 Restricted Stock Plan to the Participants during the last completed fiscal year ended December 31, 2001.

2001
PLAN BENEFITS

NATIONAL CITY CORPORATION 2002 RESTRICTED STOCK PLAN

	2001
	Dollar	Number of
Name and Position	Value ($)(1)	Units

D. A. Daberko	$791,556	27,071
Chairman of the Board
and Chief Executive Officer

R. G. Siefers	$0	0
Vice Chairman

W. E. MacDonald III	$0	0
Vice Chairman

A. J. Parker	$0	0
Executive Vice President

J. L. Gorney	$0	0
Executive Vice President

Executive Group(2)	$758,544	25,942

Non-Executive Director Group	$526,320	18,000

Non-Executive Employee Group(3)	15,478,428	529,358

(1)	Dollar values shown are based upon the number of shares granted in 2001 and the closing price of National City Common on December 31, 2001, $29.24 per share.

(2)	The Executive Group consists of 17 people.

(3)	The Non-Executive Employee Group consists of 1,140 people.

  Approval by Stockholders

      The proposal for approval of the National City Corporation 2002 Restricted Stock Plan requires for its adoption the favorable vote of the holders of shares of National City Common, representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting.

      The board of directors of National City unanimously recommends a vote FOR approval of the National City Corporation 2002 Restricted Stock Plan.

3. SELECTION OF INDEPENDENT AUDITORS

      The Board of Directors of National City believes it appropriate to submit for action by the stockholders of National City, the approval of the selection of Ernst and Young LLP, independent auditors, as auditors for National City for the year 2002. The firm and its predecessors have served as independent auditors for National City since its inception in 1973. In the opinion of the board of directors of National City, the reputation, qualifications and experience of the firm make appropriate its reappointment for 2002. A representative of Ernst and Young LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions.

  Approval by Stockholders

      The proposal for approval of the selection of Ernst & Young LLP requires for its adoption the favorable vote of the holders of shares of National City Common, representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting.

      The board of directors of National City unanimously recommends a vote FOR approval of the selection of Ernst & Young LLP.

REMUNERATION OF EXECUTIVE OFFICERS

AND TRANSACTIONS WITH MANAGEMENT — NATIONAL CITY

Executive Compensation

      (a) Compensation. The following table sets forth, together with certain other information, the compensation earned during the fiscal year ended December 31, 2001 by (i) David A. Daberko, the chief executive officer, and (ii) the four other most highly compensated executive officers of National City and its subsidiaries.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation

					Awards		Payouts

					Restricted	Securities		All
				Other	Stock	Underlying		Other
Name and Principal			Bonus	Annual	Award(s)	Options/	LTIP	Comp
Position	Year	Salary($)	($)(1)	Comp($)(2)	($)(3)	SARs(#)	Payouts($)	($)(4)

D. A. Daberko	2001	$1,000,000	$750,000	$40,929	$1,388,821	447,431	$566,517	$103,334
Chairman of the Board	2000	$998,333	$400,000	$52,745	$764,750	566,256	$611,644	$85,203
and Chief Executive Officer	1999	$983,333	$500,000	$40,415	$1,013,208	414,205	$487,809	$113,214

R. G. Siefers	2001	$691,667	$1,449,120	$10,024	$0	332,632	$297,667	$64,964
Vice Chairman	2000	$645,833	$721,500	$10,305	$0	364,334	$306,133	$54,573
	1999	$620,833	$918,750	$10,955	$0	240,340	$163,163	$66,342

W. E. MacDonald III	2001	$533,333	$1,076,719	$13,613	$0	249,695	$154,850	$53,719
Vice Chairman	2000	$443,333	$369,000	$10,906	$0	150,000	$148,587	$34,296
	1999	$381,667	$439,930	$8,422	$0	124,859	$117,135	$43,611

A. J. Parker	2001	$391,667	$537,182	$6,685	$0	81,941	$110,818	$38,958
Executive Vice President	2000	$313,750	$341,250	$1,614	$0	100,000	$69,653	$25,386
	1999	$266,667	$332,555	$1,612	$169,688	73,292	$50,540	$31,801

J. L. Gorney	2001	$375,833	$517,923	$6,350	$0	150,170	$121,505	$33,036
Executive Vice President	2000	$352,500	$262,700	$6,182	$476,500	100,000	$129,387	$28,888
	1999	$337,500	$351,220	$4,851	$0	121,906	$106,400	$38,842

(1)	Bonuses include cash and deferred awards made under the National City Corporation Management Incentive Plan for Senior Officers. D.A. Daberko will receive a portion of his Management Incentive Plan award in the form of Restricted Stock. The value of the Restricted Stock granted to D.A. Daberko as payment of his Management Incentive Plan award was $1,388,821.

(2)	Amounts reimbursed during the respective fiscal year for the payment of certain taxes.

(3)	In addition to the amounts included in the above table for the year 2001:

D.A. Daberko had 78,371 shares of Restricted Stock having a value, as of 12/31/01, of $2,291,568;

R.G. Siefers had 14,300 shares of Restricted Stock having a value, as of 12/31/01, of $418,132;

W.E. MacDonald III had 16,100 shares of Restricted Stock having a value, as of 12/31/01, of $470,764;

A.J. Parker had 0 shares of Restricted Stock having a value, as of 12/31/01, of $0; and

J.L. Gorney had 31,400 shares of Restricted Stock having a value, as of 12/31/01, of $918,136.

The named executive officers receive dividends on their Restricted Stock at the same rate and frequency as all stockholders of National City.

(4)	All Other Compensation includes the matching component of the Executive Savings Plan and the Savings and Investment Plan, and the value of premiums paid by National City in connection with split dollar insurance contracts; but does not include retirement accruals as these are not calculable. For the year 2001, each of the named executive officers were credited with the following matching amount under the Savings and Investment Plan: D.A. Daberko, $6,037; R.G. Siefers, $6,037; W.E. MacDonald III, $6,037; A.J. Parker, $6,037, and J.L. Gorney, $6,037. The named executive officers were credited with the following matching amount under the Executive Savings Plan during the year 2001: D.A. Daberko, $68,138; R.G. Siefers, $41,688; W.E. MacDonald III, $35,938; A.J. Parker, $26,163; and J.L. Gorney, $19,895. All other compensation also includes the following amounts equal to the value of the premiums paid by National City in connection with life insurance policies issued pursuant to the Split Dollar Life Insurance Agreements between National City and the following named executive officers during 2001, respectively, as applicable: D.A. Daberko, $29,159; R.G. Siefers, $17,239; W.E. MacDonald III, $11,744, A.J. Parker, $6,758, and J.L. Gorney, $7,104. The premiums paid by National City in connection with the life insurance policies issued pursuant to such Split Dollar Life Insurance Agreements generally will be recovered in full by National City upon the cancellation or purchase by a named executive officer of any such life insurance policy or the payment of any death benefits under any such life insurance policy.

     (b) Options. The following table provides information on option grants in fiscal year 2001 to the named executive officers.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options/SARs	Exercise
	Underlying		Granted to	of		Grant Date
	Options/SARs		Employees in	Base Price	Expiration	Present Value
Name	Granted (#)		Fiscal Year (4)	($/sh)	Date	($) (5)

D.A. Daberko	73,186	(2)	0.72%	$29.690	7/22/06	$399,596
	296,776	(3)	2.92%	$31.000	7/24/11	$1,742,075
	3,224	(1)	0.03%	$31.000	7/24/11	$18,925
	74,245	(2)	0.73%	$28.620	7/22/06	$390,529

R.G. Siefers	107,632	(2)	1.06%	$30.520	6/20/10	$603,816
	221,776	(3)	2.18%	$31.000	7/24/11	$1,301,825
	3,224	(1)	0.03%	$31.000	7/24/11	$18,925

W.E. MacDonald III	49,695	(2)	0.49%	$28.690	7/22/06	$261,893
	196,776	(3)	1.94%	$31.000	7/24/11	$1,155,075
	3,224	(1)	0.03%	$31.000	7/24/11	$18,925

A.J. Parker	61,776	(3)	0.61%	$31.000	7/24/11	$362,625
	3,224	(1)	0.03%	$31.000	7/24/11	$18,925
	16,941	(2)	0.17%	$29.850	7/22/06	$93,006

J.L. Gorney	50,388	(2)	0.50%	$28.000	7/22/06	$259,498
	34,782	(2)	0.34%	$29.900	6/20/10	$191,301
	61,776	(3)	0.61%	$31.000	7/24/11	$362,625
	3,224	(1)	0.03%	$31.000	7/24/11	$18,925

(1)	Options are incentive stock options. One half of each option grant becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. A further restriction is placed on the exercise of the options such that the maximum number of shares of National City Common which become initially available for purchase in any calendar year shall be limited to that number of shares the aggregate exercise price of which does not exceed $100,000. Rights to Additional Options as defined under either the National City Corporation Amended and Restated 1997 Stock Option Plan or the National City Corporation Amended and Restated 2001 Stock Option Plan (“Additional Options”) are attached to each incentive stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(2)	Options are Additional Options. Additional Options are granted at the market price of National City Common on the date the original option was exercised and become exercisable 6 months after the date of grant. They have a contractual term equal to the remaining term of the original option.

(3)	Options are non-qualified stock options. One half of each option becomes exercisable one year after the date of the grant and the remainder becomes exercisable on the second anniversary of the grant. Rights to Additional Options are attached to each non-qualified stock option and Additional Options will be granted upon exercise, subject to certain provisions, if the exercise price or the related tax obligation is paid using shares of National City Common owned by the optionee.

(4)	National City granted options including Additional Options representing 10,156,258 shares to employees during 2001.

(5)	In accordance with Securities and Exchange Commission rules, the Black-Scholes pricing model was used to estimate the grant date present value. The values indicated were calculated using the following assumptions: (i) an expected volatility of 23.6%, (ii) an expected dividend yield of 3.5% (iii) a risk-free interest rate at the date of grant based upon a term equal to the expected life of the option of 5.55% (iv) an expected option life equal to the anticipated period of time from date of grant to exercise of 4 years and (v) no discounts for non-transferability or risk of forfeiture. The estimated values have been included solely for purposes of disclosure in accordance with the rules of the Securities and Exchange Commission and represent theoretical values. The actual value, if any, an executive may realize will depend upon the increase in the market price of National City Common through the date of exercise. Such an increase would benefit all stockholders.

     The following table sets forth the stock options exercised by each of the named executive officers during the fiscal year ended December 31, 2001 and the December 31, 2001 value of all unexercised options held by the named executive officers.

AGGREGATED OPTION/ SAR EXERCISES IN LAST FISCAL YEAR AND
FY-END OPTION/ SAR VALUES

			Number of	Value of
			Securities Underlying	Unexercised
			Unexercised	In-The-Money
			Options/SARs	Options/SARs
			at 12/31/01	at 12/31/01(2)
	Shares
	Acquired on	Value	Exercisable/	Exercisable/
Name	Exercise(#)	Realized($)(1)	Unexercisable	Unexercisable

D.A. Daberko	200,000	$2,356,000	1,729,573/599,245	$4,809,584/$2,617,219

R.G. Siefers	147,193	$1,870,455	845,009/375,000	$ 568,619/$1,714,125

W.E. MacDonald III	92,422	$1,177,549	521,858/275,000	$2,135,823/$ 857,063

A.J. Parker	31,332	$450,467	224,662/131,941	$1,196,601/$ 571,375

J.L. Gorney	130,835	$1,543,373	393,725/115,000	$ 488,681/$ 571,375

(1)	The “Value Realized” is equal to the difference between the option exercise price and the fair market value of National City Common on the date of exercise.

(2)	The “Value of Unexercised In-The-Money Options/SARs at 12/31/01” is equal to the difference between the option exercise price and National City Common’s closing price on December 31, 2001 of $29.24.

      The following table provides information on the awards of long-term incentive plan participation during the fiscal year ended December 31, 2001.

LONG-TERM INCENTIVE PLAN — AWARDS IN LAST FISCAL YEAR

		Performance	Estimated Future Payouts under
	Number of	or Other	Non-Stock Price-Based Plans(3)
	Shares, Units	Period Until
	or Other	Maturation or	Threshold	Target	Maximum
Name	Rights(#)(1)	Payout(2)	($)	($)	($)

D.A. Daberko	N/A	December 31, 2004	322,565	537,609	1,075,218

R.G. Siefers	N/A	December 31, 2004	180,637	301,061	602,122

W.E. MacDonald III	N/A	December 31, 2004	141,929	236,548	473,096

A.J. Parker	N/A	December 31, 2004	103,221	172,035	344,070

J.L. Gorney	N/A	December 31, 2004	98,060	163,433	326,866

(1)	The Long-Term Plan grants cash awards based on a percentage of the individual’s base pay. No shares or other rights are granted.

(2)	The Long-Term Plan is based on a three-year cycle starting 1/1/02 and ending 12/31/04. Messrs. Daberko, Siefers, MacDonald, Parker and Gorney were each awarded the opportunity to participate in the next three-year cycle. Payouts occur only at the end of the cycle.

(3)	The payout is based on National City’s total return to its stockholders over the three-year cycle as compared to the total return to stockholders of a peer group of high performing banking companies. Payouts are made on a basis of a percentage of the average base pay for the three-year cycle for each participant. Base pay was assumed to increase at the rate of 4% per year and that annual increases would occur on March 1 of each year of the Plan Cycle.

      The value of benefits paid or furnished by National City in 2001 to executive officers, other than those included in the preceding tables, are less than the amounts required to be disclosed pursuant to the Securities and Exchange Act.

REPORT OF COMPENSATION AND ORGANIZATION COMMITTEE

      National City believes that its stockholders should be provided information about executive compensation that is easily understood and consistent with the Securities and Exchange Commission’s proxy disclosure rules on executive compensation.

      The information provided enables stockholders to understand executive officer compensation and its relationship to National City’s performance during 2001. National City welcomes stockholder comments or suggestions on whether the disclosure objectives have been met. Please send any comments to the Secretary, National City Corporation, 1900 East Ninth Street, Cleveland, Ohio 44114.

Compensation Philosophy

      National City’s compensation philosophy recognizes that employees are key to delivering the products and quality services that enable National City to be a premier provider of diversified financial services. Employee compensation opportunities are one tool National City uses to align employee performance with business objectives, pursuant to the following principles:

•	Focus on performance of the organization;

•	Promote achievement of business unit objectives;

•	Reward identifiable and measurable individual contributions, including the continuous development and assessment of current and future leadership;

•	Reinforce the link with stockholder value creation through appropriate use of employee equity ownership;

•	Design compensation opportunities to be externally competitive and internally equitable.

      These principles result in National City maintaining a diversified compensation platform that delivers rewards based on the achievement of planned results, motivates employees toward the achievement of individual, business unit, and corporate objectives, and broadly links employee rewards with stockholder outcomes.

Executive Compensation Principles

      Executive officers generally receive a compensation package that consists of base pay, annual bonus and long-term incentive with each element being structured to support National City’s compensation philosophy. In making executive compensation decisions, the Committee actively considers factors that address both performance in delivering annual results as well as broader contributions to the long-term competitiveness of the organization.

      Certain aspects of each compensation element are formed with regard to the practices of a peer group of comparable financial service companies (the “Peer Group”). The Compensation Committee regularly reviews the members of this group and selects those to be included. All of the National City Peer Group companies are included in the KBW50 Total Return Index.

      National City’s base pay offering is the foundation of the compensation package for executive officers. Base pay is generally maintained to be both consistent with the practices of the Peer Group, and to reflect the strategic importance of National City key executives. The offering enables National City to attract and retain key executives.

      Annual bonuses are provided when specified financial results are achieved. Bonus opportunities are generally established with respect to Peer Group practices, and annual awards are delivered in response to individual, business unit, and corporate financial achievements. Corporate financial targets are established with regard to stockholder interests, and reflect such components as earnings per share, return on equity, return on assets, and overhead ratio, with each component being measured either in absolute terms or in relative terms as compared to the Peer Group. The Compensation Committee establishes all financial metrics and the Peer Group.

      Long-term incentive opportunities for executive officers consist of both cash-based and equity-based awards. Cash-based opportunities are provided to those executives whose services are critical to National City’s overall business results. Long-term awards are provided to encourage executive retention and motivation and are paid in response to National City’s long-term corporate objectives such as relative stockholder return over a rolling three-year period and leadership development. The Compensation Committee establishes the Peer Group companies used for making relative comparisons.

      Equity-based long-term awards are used to link a significant portion of each executive officer’s compensation opportunity to the value realized by National City stockholders. National City uses stock options and restricted stock as the primary delivery devices for equity-based awards. Options are granted with an exercise price of not less than the fair market value of National City Common on the grant date. The number of shares granted to each executive officer is determined with respect to Peer Group practices, general trends in the financial services industry, and with regard to National City’s strategic priorities. Executives only receive value under these awards if the fair market value of National City Common increases. National City maintains a policy of not repricing options. Restricted stock awards are used either to attract and retain key executives, or as a distribution vehicle for executive officer annual bonuses. Delivering bonuses in restricted stock promotes stability of results and encourages the ongoing creation and maintenance of stockholder value.

      National City believes that it is in the best interest of stockholders to retain as much flexibility as possible, now and in the future, with respect to the design and administration of the compensation plans that determine cash-based and equity-based compensation for executive officers. National City does, however, recognize the constraints imposed on this flexibility by Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for non-exempted compensation in excess of $1,000,000 to key executives. National City’s compensation plans are currently structured to minimize the non-exempted compensation in excess of the limitation for deduction by National City established by Section 162(m). In the event that the limitation is exceeded, the Compensation Committee determines whether the compensation in excess of the limitation will be paid in cash or deferred until a later time.

      In addition to the compensation offerings described above, National City maintains stock ownership guidelines for executive officers. These guidelines are maintained in order to strengthen the link between long-term corporate performance and executive rewards.

      Individual stock ownership targets were established in 1996 based on a multiple of the base salary mid-range. The guidelines are applicable to executives participating in the National City Corporation Long-Term Incentive Compensation Plan for Senior Officers and select other executive officers of National City or its major subsidiaries. Ownership guidelines are currently in place for 64 executives. The ownership guidelines as of December 31, 2001 for the named executive officers are as follows:

Stock Ownership Guidelines for the Named Executive Officers

David A. Daberko	118,918 shares
Robert G. Siefers	75,676 shares
William E. MacDonald III	75,676 shares
A. Joseph Parker	52,028 shares
Jon L. Gorney	52,028 shares

      The executives have three years from the date they become subject to the stock ownership guidelines to meet the guidelines. Both direct and indirect forms of ownership are recognized in achieving the guidelines. Direct ownership will be in the form of shares of National City Common owned. Indirect ownership includes deferred compensation invested in National City Common share equivalents and 401(k) funds invested in the National City Corporation Common Stock Fund. For the fiscal year ended December 31, 2001, each named executive officer exceeded his stock ownership guideline.

      National City’s executive compensation principles support a diverse compensation platform which motivates employees toward the achievement of individual, business unit, and corporate objectives; delivers rewards based on the achievement of planned results; and broadly links employee rewards with stockholder outcomes.

Compensation Committee’s Review of Chief Executive Officer’s Compensation

      Mr. Daberko, National City’s Chairman and Chief Executive Officer, has 33 years of service with National City Corporation. He has served as Chairman and Chief Executive Officer since July 1995 when he was promoted from President and Chief Operating Officer. For 2001, Mr. Daberko’s total cash compensation, consisting of base salary, annual bonus, tax reimbursements, and long-term cash incentive, together with restricted stock in lieu of cash was $3,746,267. This figure represents an increase of 33% from the compensation level paid to Mr. Daberko for 2000.

      The compensation package offered to Mr. Daberko is structured and delivered according to National City’s executive compensation principles. For 2001, this package consists of base pay, annual bonus, long-term cash-based incentives, and long-term equity-based incentives.

      In order to maintain Mr. Daberko’s competitive position with respect to peers, his base salary was increased in 2001 by $1,667 over the base salary paid to him in 2000.

      For services rendered in 2001, Mr. Daberko received an annual bonus award of $2,138,821 of which $1,388,821 was paid in the form of restricted stock. The aggregate award represents an 84% increase from the annual bonus awarded to Mr. Daberko for services rendered during 2000. The 2001 annual bonus was based on select financial results for National City during 2001, including but not limited to earnings per share, return on assets, return on equity and the overhead ratio. The annual bonus awarded to Mr. Daberko for 2001 was paid in response to National City’s aggregate revenue and earnings per share accomplishments and relative financial performance as compared to a Peer Group of comparable financial services companies. Peer Group Companies were selected in advance by the Compensation Committee.

      Mr. Daberko received a cash-based award under National City’s Long-Term Incentive Plan during 2001. This award was paid in response to National City’s total stockholder return over the three-year period as compared to the total stockholder return for each company in a Peer Group of comparable financial services companies as selected by the Compensation Committee prior to the start of the three-year period. Based on this measure for the three-year period commencing January 1999 and ending December 2001, Mr. Daberko received an award of $566,517.

      Mr. Daberko also received equity-based long-term awards under National City’s stock option program. For 2001, Mr. Daberko received options to purchase 300,000 shares of National City Common with an exercise price of $31.00 per share (the fair market value per share of National City Common on the day of grant). This award was formulated with regard to practices of a Peer Group of comparable financial services companies and was made in order to continue to link a significant portion of Mr. Daberko’s total compensation opportunity to stockholder returns. The Compensation Committee did not consider the number of options held by Mr. Daberko in making this award, except for ensuring that the option plan limits were not exceeded. In addition, Mr. Daberko received Additional Options during 2001 by surrendering previously owned shares of National City Common to exercise stock options with the Additional Option feature. These Additional Options have an exercise price equal to the market price at the time of the exercise of the original award.

      National City posted record revenue and earnings per share for 2001 in a challenging economic environment. In particular, National City’s mortgage and processing companies delivered strong results. Activities undertaken to enhance long-term results included a broad initiative to improve service quality and the resulting customer experience, web-based and other technology developments aimed at improving access to information and services, and the development and rollout of new products. The cash compensation paid to Mr. Daberko during 2001 reflected the effects of these initiatives.

Compensation Committee

John G. Breen, Chairman
James S. Broadhurst
John W. Brown
Duane E. Collins
Daniel E. Evans
Joseph T. Gorman
Paul A. Ormond

STOCKHOLDER RETURN PERFORMANCE

      Set forth below is a line graph comparing the five-year cumulative total return of National City Common, based on an initial investment or $100 and assuming reinvestment of dividends, with that of the Standard & Poor’s 500 Index (the “S&P 500”) and the KBW50 Index (the “KBW50”). The KBW50 is a market-capitalization-weighted bank stock index developed and published by Keefe, Bruyette & Woods, Inc., a nationally recognized brokerage and investment banking firm specializing in bank stocks. The index is made up of 50 of the nation’s largest banking companies.

5 Year Total Return

12/96 - 12/01
National City vs. S&P 500 and KBW50

	1996	1997	1998	1999	2000	2001

National City	100.0	151.2	171.6	115.9	149.2	158.0

S&P 500	100.0	133.4	171.5	207.5	188.7	166.2

KBW50	100.0	146.2	158.3	152.8	183.5	175.9

REPORT OF THE AUDIT COMMITTEE

      The Audit Committee oversees National City’s financial reporting process on behalf of the board of directors. Management has primary responsibility for the financial statements, reporting processes and system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements included in National City’s Annual Report on Form 10-K with management, which included a discussion of the selection of appropriate accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of National City’s audited financial statements with generally accepted accounting principles, their judgment as to National City’s selection of appropriate accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and National City, including the matters contained in the auditors’ written disclosure required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors’ independence.

      The Audit Committee discussed with National City’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of National City’s internal controls, and the overall quality of National City’s financial reporting.

      The Audit Committee has recommended to the board of directors (and the board of directors has approved) that the audited financial statements be included in National City’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the board of directors have also recommended, subject to stockholder approval, the selection of Ernst & Young LLP as National City’s independent auditors for 2002.

Michael A. Schuler, Chairman

Jon E. Barfield
James S. Broadhurst
Daniel E. Evans
Robert A. Paul
Jerome F. Tatar

January 23, 2002

Audit Fees

      The aggregate fees billed by Ernst & Young LLP for the annual audit of National City’s consolidated financial statements for the fiscal year ended December 31, 2001 and the reviews of the quarterly reports on Form 10-Q for the same fiscal year were $1.9 million.

All Other Fees

      The aggregate fees billed by Ernst & Young LLP for other services for the fiscal year ended December 31, 2001 were $3.0 million, including audit-related services of $0.8 million and nonaudit services of $2.2 million. Audit-related services principally relate to pension and subsidiary audits required by law or regulation, accounting advisory services and SEC registration statements. Nonaudit services relate to tax advisory and compliance services.

DESCRIPTION OF NATIONAL CITY’S COMPENSATION AND BENEFIT PLANS

      Savings Plan. The National City Savings and Investment Plan (the “Savings Plan”) is a qualified salary reduction and profit-sharing plan within the meaning of Section 401(k) of the Internal Revenue Code. Under the Savings Plan as amended, all eligible employees (generally, an eligible employee is one who has completed one month of continuous service and is 21 years of age or older) of National City and its adopting subsidiaries may participate in the Savings Plan by directing their employers to make Before-Tax Contributions (as defined in the Savings Plan) to the Savings Plan Trust (the “Trust”) for their accounts and to reduce their compensation by an equal amount. Subject to certain exceptions, contributions may be directed in any whole percentage between 1% and 12% of the employee’s base compensation and certain variable pay including overtime pay, bonuses, commissions, incentive compensation and other forms of special compensation paid in cash. Participants who have completed one year of continuous service shall also be eligible to receive Matching Employer Contributions on the basis of their Before-Tax Contributions made after that date as described herein. The employers make contributions to the Trust (“Regular Matching Employer Contributions”) in an amount equal to the Regular Matching Employer Contribution percentage then in effect (the Regular Matching Employer Contribution percentage is currently an amount equal to 115% of the first 6% of such an employee’s pay contributed as a Before-Tax Contribution).

      Amounts contributed to the Savings Plan may be invested in certain investment choices. The National City Corporation Common Stock investment fund under the Savings Plan constitutes an Employee Stock Ownership Plan within the meaning of Section 4975(e)(7) of the Internal Revenue Code. Before-Tax Contributions and Matching Employer Contributions are fully vested at all times.

      Executive Savings Plan. Effective January 1, 2002, National City adopted the amended and restated National City Executive Savings Plan (the “Executive Savings Plan”), in the form of a non-qualified salary reduction profit-sharing plan, similar to the Savings Plan. The Executive Savings Plan is to supplement the

Savings Plan with respect to employee Before-Tax Contributions and the attendant Matching Employer Contributions which by reason of an individual’s annual compensation or service would not be otherwise allowed because of the annual maximum limit of the Internal Revenue Code or because of the application, under the Internal Revenue Code, of actual deferral percentage testing against prohibited excessive deferrals by highly compensated employees. The Executive Savings Plan is substantially similar to the Savings Plan as to amounts of employee Before-Tax Contributions and Matching Employer Contributions.

      Participants in the Executive Savings Plan are limited to those key officers of National City or its subsidiaries who may be designated from time to time by the Compensation Committee. The benefits of the Executive Savings Plan are without regard to any limitation imposed by the Internal Revenue Code, or any other applicable law limiting the amount payable under a qualified plan (such as the Savings Plan), and represent unfunded general obligations of National City. Portions of such benefits are subject to certain provisions for forfeiture as set forth in the Executive Savings Plan.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Savings Plan or the Executive Savings Plan.

      Long-Term Plan. The National City Corporation Long-Term Incentive Compensation Plan (the “Long-Term Plan”) focuses upon providing superior returns to stockholders of National City and measures National City’s total return to its stockholders against the total returns to stockholders of a peer group of high-performing banking companies. The measurement of total return includes dividends paid plus changes in the market value of National City Common Stock. The measurement over a three-year period is intended to focus on the long-term performance of National City linking senior management’s compensation to the total stockholder return during the period.

      The Long-Term Plan is administered by the Compensation Committee. Each year begins a new three-year cycle. The awards can range up to 100% of an individual participant’s average annual base salary during the cycle for the chief executive officer of National City and up to a lesser percentage for other senior executive officers selected to participate under the Long-Term Plan. The amount of the award earned is dependent upon the total stockholder return during the cycle in comparison with the total stockholder return of the peer group. The peer group is established prior to the beginning of the cycle by the Compensation Committee. All of the banking companies in the peer group at this time are included in the KBW50 used in the performance chart appearing under the caption “Stockholder Return Performance.” National City believes it is important that the peer group it compares itself to consists of the better-performing financial services companies.

      Amounts awarded under the Long-Term Plan may be in cash, in unfunded future benefits or a combination thereof. With the exception of a cash award, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient’s termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon are payable to the participant during employment not less than one year after request for payment or after termination of employment to a participant, his beneficiary or estate as a one time payment or on an installment basis over ten years. Unfunded future benefits awards are considered as invested as directed by the recipient from time to time in funds available under the National City Deferred Compensation Plan and are subject to the gains or losses on those investments.

      In the event of a change in control of National City, the Long-Term Plan provides that all the performance cycles shall terminate. The Long-Term Plan provides that if such change in control occurs, then each of the three-year performance cycles then existing shall terminate as of the date of change in control, National City’s total stockholder return during each of the abbreviated performance cycles shall be deemed to have reached that level at which the participant in the Long-Term Plan would be entitled to be awarded his or her maximum award, and the award for each cycle shall be apportioned based upon the number of full months from the beginning of the performance cycle to the premature cycle termination date divided by 36.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Long-Term Plan.

      Management Incentive Plan for Senior Officers. The National City Corporation Management Incentive Plan for Senior Officers (the “Management Incentive Plan”) focuses on both annual goals achieved by individual participants and the annual operating results achieved by National City. Under the Management Incentive Plan, each calendar year is a separate “plan cycle”. Participants who are senior officers of National City are selected by the Compensation Committee prior to the commencement of each plan cycle. All other participants for a plan cycle are selected by National City’s chief executive officer.

      The Management Incentive Plan, which is administered by the Compensation Committee, allows for the granting of two types of awards: Individual Awards and Corporate Awards. Individual Awards may be granted to a participant based upon the participant’s individual contribution and business unit performance during the plan cycle. No participant who is, during a plan cycle, the chief executive officer of National City or one of National City’s other named executive officers for that plan cycle may be paid an Individual Award for that plan cycle. Individual Awards are determined by comparing actual individual and business unit achievements during a plan cycle to established objectives for that plan cycle.

      Corporate Awards, which may be granted to any participant, are based upon National City’s performance with respect to key financial indices the identity and relative weight of which are determined by the Compensation Committee. The performance may be relative to pre-established goals, the performance of a peer group established by the Compensation Committee, or any other objective standard established by the Compensation Committee. The key financial indices will consist of a variety of financial ratios that are frequently used by financial corporations to measure profitability and overall operating performance. The particular indices to be used for a given plan cycle and the relative weight to be given to each of the indices, will be determined by the Compensation Committee. The Compensation Committee may in its discretion reduce the Corporate Award payable to any participant notwithstanding the attainment of any performance goal.

      Amounts awarded under the Management Incentive Plan may be in cash, in unfunded future benefits, in restricted stock (as hereinafter described under the caption “Restricted Stock Plans”) or in a combination thereof. With the exception of a cash award and restricted stock, awards are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the recipient’s termination of employment with National City or its subsidiaries. Generally, these unfunded benefits, together with earnings thereon are payable to the participant during employment not less than one year after request for payment or after termination of employment to a participant, his beneficiary or estate as a one time payment or on an installment basis over ten years. Unfunded future benefit awards are considered as invested as directed by the recipient from time to time in funds available under the National City Deferred Compensation Plan and are subject to the gains or losses on those investments.

      In the event of a change in control, the Management Incentive Plan provides that each participant will be paid at the effective time of the change in control the maximum benefit the participant is entitled to receive under the Management Incentive Plan.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Management Incentive Plan.

      Long-Term Supplemental Incentive Compensation Plan. The Long-Term Supplemental Incentive Compensation Plan (the “Supplemental Incentive Plan”) became effective on January 1, 2000. The purpose of the Supplemental Incentive Plan is to focus on management succession, management retention and bridging competitive market place shortfalls. Plan awards build loyalty to National City by providing an incentive to those key executives who are primarily responsible for National City’s profitability and success.

      The Supplemental Incentive Plan is administered by the Compensation Committee and serves as a non-qualified plan providing for deferred compensation. Participation in the Supplemental Incentive Plan is limited to those senior officers of National City who, by nature and scope of their positions are materially responsible for the management, growth, and overall success of National City as determined by the Compensation Committee.

      Participation in the Supplemental Incentive Plan will be determined by the Compensation Committee prior to the period of time during which a participant must render services in order to become vested in his or her award. Each performance period and vesting period will be established by the Compensation Committee in connection with the grant of each award pursuant to the Supplemental Incentive Plan. Each participant approved for participation will be notified of the selection as soon after approval as is practicable and will become a participant upon acceptance by him or her of such selection and upon execution of the award agreement (if any) approved by the Compensation Committee.

      The amount of the incentive compensation that will be awarded to a participant is expressed as a dollar amount and vests based on the vesting schedule established by the Compensation Committee when granted, if not vested earlier by another vesting event. The vested portion of a participant’s accumulated award is distributed in either a single distribution or in installments over a period of years commencing after the termination of the participant’s employment with National City and its subsidiaries. Each participant submits a payment election form specifying how the payment will be made. Subject to the discretion of the Compensation Committee, several optional means of distribution will be made available. Vesting event means the earliest to occur of the date that all or a portion of the award vests according to the schedule established by the Compensation Committee, the effective date of a change in control, the date the participant retires on a normal retirement date, the date a participant incurs a disability, the date of a participant’s death or the date a participant ceases to be an employee by reason of action initiated by the employer other than a termination for cause and where a participant has executed a release, releasing employer from any liability associated with or arising out of participant’s employment or termination of employment. Upon a participant’s early retirement, the Compensation Committee will have the discretion to vest any portion or all of a participant’s award(s). All non-vested awards in a participant’s account are forfeited upon the participant’s termination and National City shall have no further obligation to pay the participant in regard to such forfeited awards.

      A participant may designate a beneficiary to receive his or her accumulated award in the event of the participant’s death. A participant may change or cancel his or her beneficiary designation at any time prior to death without the consent of the designated beneficiary. If no beneficiary is designated or is alive at the date of the participant’s death, payment will be made to the participant’s estate. If the participant’s death occurs during employment, the participant’s account will be distributed in a lump sum. If a participant’s death occurs after installment payments have commenced, the remainder of the participant’s account will be distributed in a lump sum on the next scheduled payment date.

      Amounts awarded under the Supplemental Incentive Plan are not funded, but simply remain contractual liabilities of National City and are subject to payment upon the participant’s termination of employment with National City and its subsidiaries.

      Each participant’s account will be credited as of the last day of each calendar year with an investment credit. The investment credit will be determined by multiplying the annual yield on a 10-year constant maturity U.S. Treasury Security, as published in the Federal Reserve Statistical Release, for the last active trading day in the calendar year times the average daily balance in the participant’s account for that year. In the event that the security or publication becomes unavailable, the Compensation Committee will have the discretion to select a comparable reference for purposes of determining the investment credit.

      Upon a change in control, all accumulated awards will become 100% vested. Award payments will not be accelerated following a change in control unless the Compensation Committee acts to have the accumulated awards paid during the first February following the effective date of the change in control.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to participate in the Supplemental Incentive Plan.

      Stock Option Plans. National City has in effect the 1993 Stock Option Plan, as Amended and Restated, the 1997 Stock Option Plan, as Amended and Restated and the 2001 Stock Option Plan, as Amended and Restated (the “Stock Option Plans”). Each of the Stock Option Plans has substantially similar provisions and generally provides for the granting of options to purchase shares of National City Common, the options being either non-qualified options or options that are intended to qualify as Incentive Stock Options under Section 422 of the Internal Revenue Code. Under the Stock Option Plans, no options may be granted at less than 100% of the market value of National City Common on the date of the grant of the option. Stock option awards are based on current individual performance. Previous awards are not considered except for assuring that plan maximums are not exceeded.

      Directors of National City or its subsidiaries who are not also employees of National City or its subsidiaries are not eligible to receive options under the Stock Option Plans.

      Restricted Stock Plans. National City has in effect the Amended and Second Restated 1991 Restricted Stock Plan (the “1991 Restricted Stock Plan”) and the 1997 Restricted Stock Plan Amended and Restated effective October 31, 2001 (the 1997 Restricted Stock Plan together with the 1991 Restricted Stock Plan, the “Restricted Stock Plans”). Each of the Restricted Stock Plans has substantially similar provisions. The purpose of the Restricted Stock Plans is to provide alternative means of compensation and to promote the long-term profitability and success of National City by providing equity interests and equity-based incentives in National City to key employees and members of the board of directors of National City.

      The Restricted Stock Plans are administered by the Compensation Committee. Generally, the Restricted Stock Plans provide for the granting of shares of restricted National City Common (“Restricted Stock”) to a recipient and restricting that recipient’s rights to transfer the shares for a specific period of time. During that restricted period, those shares are subject to substantial risk of forfeiture. To the extent the recipient forfeits his interest in the Restricted Stock, he or she will have no rights in the Restricted Stock forfeited.

      Restricted Stock has been granted to executive officers for two purposes. The first is to offset the liability of a portion of their Supplemental Retirement Benefits with the restrictions being lifted at retirement. Grants are based on the present value of accrued supplemental benefits. The second is to deliver all or part of awards under the Management Incentive Plan. In this case, restrictions lapse after one year.

      Other employees who do not receive stock option grants and who have been identified by their managers as high potential employees may be awarded restricted stock grants. The restrictions on grants to high potential employees lapse on the fourth anniversary of the grant.

      The total amount of Restricted Stock that may be awarded under the 1991 Restricted Stock Plan, as amended, is 2,000,000 shares, of which no more than 300,000 shares may be awarded in the aggregate to any one individual. The total amount of Restricted Stock that may be awarded under the 1997 Restricted Stock Plan is 3,000,000 shares, of which no more than 450,000 shares may be awarded in the aggregate to any one individual. Under the Restricted Stock Plans, awards of Restricted Stock may be made to any regular employee of National City (including employees who are members of the board of directors) or any of its subsidiaries and to the directors of National City who are not employees of National City or its subsidiaries (“Director Awards”).

      The Restricted Stock Plans contemplate that the Compensation Committee may award Restricted Stock to the employees of National City and National City’s subsidiaries subject to the following restrictions: (a) all awards are to be made subject to transfer restrictions which are set by the Compensation Committee; such restrictions must last at least six months from the date of the award under the 1991 Restricted Stock Plan (there is no similar requirement in the 1997 Restricted Stock Plan); and (b) all awards of Restricted Stock shall be subject to the award agreement entered into between National City and the employee receiving the award (such agreements may differ from employee to employee and from award to award).

      Other than directors who also are officers of National City, each individual who is first elected or appointed to the board of directors will be awarded 2,000 shares of Restricted Stock subject to transfer restrictions. In addition, each director who is reelected or reappointed as a director of National City will be awarded 1,200 shares of Restricted Stock. The restrictions on the Director Awards do not expire until the earlier of the individual director’s death, disability, or nine months after the date of the award.

      Each of the Restricted Stock Plans provides that upon a change in control of National City (as defined in the Restricted Stock Plan), all restrictions thereunder will lapse and be of no further force or effect and that National City shall cause all outstanding Restricted Stock held under the Restricted Stock Plans to be exchanged for shares of National City Common free of any such restrictions.

      Severance and Employment Agreements. National City recognizes that, as is the case at most companies, the possibility of a change in control exists. Accordingly, National City desires to assure itself of both present and future continuity of management and wishes to ensure that its senior executive officers and other key employees (“Executives”) continue to remain in the employ of National City by entering into severance pay agreements with certain Executives of National City. The severance agreements were entered into upon the recommendation of the Compensation Committee and the forms of the agreement were approved by the board of directors at its December 19, 1994 meeting. The agreements become immediately operative upon a change in control.

      The severance agreements provide that upon termination of employment with National City, a subsidiary, or a successor to National City within three years following a change in control, unless the termination is because of death, permanent disability, or cause, the Executive will be entitled to severance compensation. The severance agreements also provide that following a change in control, the Executive may terminate his own employment with National City or a subsidiary with the right to severance compensation during the period commencing with the occurrence of the change in control and continuing until the earliest of (i) the third anniversary of the occurrence of the change in control, (ii) death, or (iii) attainment of age sixty-five and upon the occurrence of one or more certain additional events. For 22 Executives, the severance agreements also provide that in the event of a change in control, the Executive may terminate his employment with National City or any subsidiary for any reason during the thirty-day period immediately following the first anniversary of the first occurrence of a change in control without cause with the right to severance compensation.

      The severance compensation will be a lump sum payment in an amount equal to three times the sum of (i) base pay at the highest rate in effect for any period prior to the termination date plus (ii) incentive pay in an amount equal to not less than the highest aggregate annual bonus, incentive, or other payments of cash compensation made or to be made in regard to services rendered in any calendar year during the three calendar years immediately preceding the year in which the change in control occurs. For thirty-six months following the termination, National City will arrange to provide the Executive with employee benefits that are welfare benefits substantially similar to those which the Executive was receiving or was entitled to receive immediately prior to the termination date and such thirty-six month period will be considered service with National City for the purpose of determining service credits and benefits due and payable under National City’s various retirement benefit plans.

      National City has agreed to bear the expense of any and all legal fees incurred by any Executive associated with the interpretation, enforcement, or defense of his rights under the severance agreements.

      Retirement Plans. The National City Non-Contributory Retirement Plan (the “Retirement Plan”) is a qualified, non-contributory defined benefit plan, and the pension trust is tax exempt under the Internal Revenue Code. The Retirement Plan presently covers substantially all regular employees of National City and those subsidiaries of National City that have adopted the Retirement Plan when such employees have completed 1,000 hours of service in a 12-month period (normally the first 12 months of employment), provided they have attained age 21.

      Under the Retirement Plan’s cash balance formula, participants receive monthly pay credits to their cash balance accounts. The pay credits are equal to a percentage (between 3% and 8%) of the participant’s earnings, depending upon the participant’s age and years of service. Under the cash balance formula, a participant’s earnings are defined to mean generally all non-deferred compensation paid to such participant including, overtime and commissions. Participants also receive monthly interest credits to their cash balance accounts. The rate at which interest is credited is based upon the annual yield of a 30-year U.S. Treasury security for September of the preceding year.

      Generally upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan is entitled to receive, monthly for life, a basic benefit (less certain deductions specified in the Retirement Plan). This basic benefit is determined by converting the participant’s cash balance account to an equivalent monthly annuity amount.

      A participant may retire at any time after age 55 with 10 or more years of vesting service. The early retirement benefit is calculated in the same manner as the retirement benefit and is based upon the value of the participant’s cash balance account at the date such early retirement benefit commences. Thus, the value of a participant’s cash balance account will be less where a participant commences benefits prior to the normal retirement age.

      Certain participants who were participants in the Retirement Plan prior to January 1, 1999, or who were participants in another retirement plan, which was merged into the Retirement Plan, may be entitled to certain additional or transitional benefits as specified in the Retirement Plan.

      The Internal Revenue Code places limits on the amount of annual benefits which may be paid to any participant by the pension trust of the Retirement Plan.

      National City adopted a supplemental cash balance retirement plan (“Supplemental Cash Balance Plan”) for those key officers of National City or its affiliates who may be designated from time to time by the Compensation Committee. The Supplemental Cash Balance Plan is to supplement the Retirement Plan with respect to an individual’s earnings which, by reason of the annual maximum limit on compensation or the limit of annual benefits payable under the Internal Revenue Code, would not be recognized under the Retirement Plan. The Supplemental Cash Balance Plan is substantially similar to the Retirement Plan as to the formulae for calculating pay credits and interest credits thereunder.

      In the event of a change in control of National City, the Supplemental Cash Balance Plan provides for the vesting of all accrued benefits. Benefits under the Supplemental Cash Balance Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund. Such benefits are subject to certain provisions for forfeiture as set forth in the Supplemental Cash Balance Plan.

      National City also maintains a supplemental retirement plan (“Supplemental Plan”) to supplement the pension payments under the Retirement Plan for those certain senior officers of National City and its subsidiaries who may be designated from time to time by the Compensation Committee. Individuals may not participate in both the Supplemental Cash Balance Plan and the Supplemental Plan. Payments under the Supplemental Plan are paid from the general revenues of National City and have no effect on the existing pension trust fund.

      The Supplemental Plan’s purpose is to augment an individual’s income from Social Security and pension payments the individual is entitled to receive upon retirement. The amount of the Supplemental Plan benefit for any covered individual will be the amount of the individual’s retirement benefit determined under the Retirement Plan formula as in effect prior to January 1, 1999, but determined (a) without regard to the limitations on such benefits contained in the Internal Revenue Code, and (b) by adding to the individual’s highest average base compensation the average of the amounts (if any) of the individual’s five largest (not necessarily consecutive) awards under the Management Incentive Plan and the Long-Term Plan during the 10 calendar years completed prior to retirement, less the sum of (i) amounts payable to the individual under the Retirement Plan plus (ii) amounts payable to the individual under any corporate program which is deemed to be another offset program to the Supplemental Plan, as determined by the Compensation Committee. The amount of the Supplemental Plan benefit may, in the discretion of the Compensation Committee, be paid to the individual in a lump sum.

      Under the Retirement Plan formula in effect prior to January 1, 1999, upon reaching the normal retirement age of 65, with five years of vesting service, each participant in the Retirement Plan generally was entitled to receive monthly for life a basic benefit (less certain deductions specified in the Retirement Plan) based upon the participant’s highest average annual Earnings for any 60 consecutive months of active employment during the last 120 months preceding retirement (“Final Average Earnings”). The annual basic benefit was equal to the sum of (a) 1 1/4% times the employee’s Final Average Earnings not in excess of “Covered Compensation” plus (b) 1 3/4% times the employee’s Final Average Earnings in excess of “Covered Compensation,” and such sum multiplied by the number of years of benefit service, but not more than 35 years. “Covered Compensation,” which is computed pursuant to government regulations, generally is based upon the average of the wage base covered by Social Security, upon the employee’s date of birth, and upon an assumed 35-year work experience. Participant’s Earnings was defined for purposes of the Retirement Plan formula in effect prior to January 1, 1999 to mean generally the salary and wages paid to such participant, excluding overtime, bonuses, commissions, and other similar forms of remuneration.

      The Retirement Plan formula in effect prior to January 1, 1999 also provided for optional early retirement at a reduced benefit at any time after a participant attains age 55 with at least 10 years of benefit service. The amount of the reduction of the benefit was determined by a formula dependent upon the age at which the participant elected to begin to receive benefits. If a participant has more than 20 years of vesting service, the participant may elect to retire at 62 and start receiving unreduced pension benefits.

      The Supplemental Plan also provides supplemental disability benefits and supplemental surviving spouse benefits. All benefits under the Supplemental Plan are computed on the basis of the individual’s retirement at age 65 (or age 62 if he has 20 years of vesting service), and if an individual otherwise entitled to receive benefits under the Supplemental Plan retires prior to attaining said age, Supplemental Plan benefits will be reduced in accordance with a formula dependent upon the individual’s age and years of service with National City at the time such benefits commence, subject, however, to such reduction being waived by the Compensation Committee.

      In the event of a change in control of National City, the Supplemental Plan provides for the vesting of all accrued benefits.

Grantor Trust

      A trust has been established to hold assets in the case of a change in control for the payment of benefits for unfunded deferred compensation for executives under the Management Incentive Plan, the Long-Term Plan, the Supplemental Plan, the Executive Savings Plan, and the split dollar life insurance agreements.

PENSION PLAN TABLE

	Years of Benefit Service
Average Base
Compensation	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$25,000	$3,125	$4,687	$6,250	$7,812	$9,375	$10,937

50,000	6,950	10,425	13,900	17,375	20,850	24,325

100,000	15,700	23,550	31,400	39,250	47,100	54,950

200,000	33,200	49,800	66,400	83,000	99,600	116,200

400,000	68,200	102,300	136,400	170,500	204,600	238,700

600,000	103,200	154,800	206,400	258,000	309,600	361,200

800,000	138,200	207,300	276,400	345,500	414,600	483,700

1,000,000	173,200	259,800	346,400	433,000	519,600	606,200

1,200,000	208,200	312,300	416,400	520,500	624,600	728,700

Retirement benefits above the annual compensation limit are paid to those officers who are participating through a nonqualified Supplemental Plan. The Social Security Taxable Wage Base (as defined in the Supplemental Plan) and the annual compensation limit taken into account during any Plan Year are the Social Security Taxable Wage Base and annual compensation limit in effect at the beginning of such Plan Year.

     Assuming retirement at age 65 under the Retirement Plan, the number of years of benefit service under the Supplemental Plan for the chief executive officer of National City and each of the four other named executive officers in the Summary Compensation Table would be: David A. Daberko, 35 years; Robert G. Siefers, 35 years, William E. MacDonald III, 35 years, A. Joseph Parker, 35 years and Jon L. Gorney, 35 years.

STOCKHOLDER PROPOSALS

      Holders of National City Common who wish to make a proposal to be included in National City’s Proxy Statement and Proxy for National City’s 2003 Annual Meeting of Stockholders which, unless changed, is scheduled to be held on April 28, 2003, in Cleveland, Ohio, must cause such proposal to be received by National City at its principal office not later than November 8, 2002. Each proposal submitted should be accompanied by the name and address of the stockholder submitting the proposal, the number of shares of National City Common owned, and the dates those shares were acquired by the stockholder. If the proponent is not a stockholder of record, proof of beneficial ownership should also be submitted. The proponent should also state his or her intention to appear at National City’s 2003 Annual Meeting, either in person or by representative, to present the proposal. The proxy rules of the Securities and Exchange Commission govern the content and form of stockholder proposals and the minimum stockholding requirement. All proposals must be a proper subject for action at National City’s 2003 Annual Meeting.

TRANSACTIONS WITH MANAGEMENT

      Certain of National City’s directors, executive officers and associates of directors or executive officers were customers of or had various transactions with National City and its subsidiaries in the ordinary course of business in 2001. These transactions cover a wide range of banking and trust services, both personal and corporate. Without exception, all services were provided to the directors, executive officers and their associates at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing National City and its subsidiaries allow National City and its subsidiaries to make loans to a limited extent to its executive officers, all loans and loan commitments and sales of commercial paper involving executive officers, directors or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectibility or other unfavorable features.

Voting

      A quorum of a majority of the issued and outstanding National City Common is required for the transaction of business by stockholders at the Annual Meeting. The election of directors requires a plurality of the votes of the shares present in person or represented by proxy and entitled to vote for the election of directors at the Annual Meeting. The approval of the National City Corporation 2002 Restricted Stock Plan and the approval of the selection of Ernst & Young LLP as independent auditors for 2002 require the favorable vote of the holders of shares of National City Common representing at least a majority of the shares of National City Common present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions are counted for the purposes of determining the number of shares which are present in person or represented by proxy at the Annual Meeting. Consequently, an abstention has the same effect as a vote against a proposal, as each abstention is one less vote in favor of the proposal. Under the New York Stock Exchange rules, absent timely client voting instructions, brokers are authorized to exercise discretionary voting authority on certain routine proposals such as the election of directors, the adoption of the National City Corporation 2002 Restricted Stock Plan and the approval of the selection of Ernst & Young LLP as independent auditors. Shares that are not voted on proxies returned by brokers will not be counted in respect of the Annual Meeting for purposes of determining the number of shares present in person or represented by proxy and will have no impact on the election of directors, will not be counted for or against the adoption of the National City Corporation 2002 Restricted Stock Plan and will not be counted for or against the approval of the selection of Ernst & Young LLP as independent auditors.

      Methods. You may vote in person at the Annual Meeting or by proxy. This year you have three ways to vote by proxy.

1.	Connect to the Website on the internet at http://www.votefast.com;

2.	Call 1-800-250-9081; or

3.	Sign and date the enclosed proxy and return it in the accompanying envelope.

      Complete instructions for using these convenient services for voting your proxy are set forth on the proxy card accompanying this proxy statement. The new internet and telephone services authenticate stockholders by use of a control number. Please be advised that if you choose to vote via the internet or the telephone, you do not need to return the proxy card.

      Rights. Each share of your National City Common will be tabulated as one vote. In the event you vote and subsequently change your mind on a matter, you may revoke your proxy prior to the close of voting at the Annual Meeting. You have five ways to revoke your proxy:

1.	Connect to the Website previously listed by 11:59 p.m. April 21, 2002;

2.	Call the 800 number previously listed by 11:59 p.m. April 21, 2002;

3.	Receipt of a later dated proxy;

4.	Receipt by the National City Secretary of a written revocation; or

5.	Vote in person at the Annual Meeting.

GENERAL

      The costs of solicitation of proxies will be borne by National City. In addition to using the mails, proxies may be solicited by personal interview, telephone, and wire; and it is anticipated that banks and brokerage houses, and other institutions, nominees, or fiduciaries will be requested to forward their proxy soliciting material to their principals and to obtain authorizations for the execution of proxies. Officers and regular employees of National City or its subsidiaries, acting on its behalf, may solicit proxies personally or by telephone or wire. National City has retained Georgeson Shareholder Communication, Inc. to assist in such solicitation. The fee of Georgeson Shareholder Communication, Inc. is estimated not to exceed $10,000, plus reasonable out-of-pocket costs and expenses. National City does not expect to pay any other compensation for the solicitation of proxies, but may, upon request, pay the standard charges and expenses of banks, brokerage houses, and other institutions, nominees, and fiduciaries for forwarding proxy materials to and obtaining proxies from their principals. However, no such payment will be made to any National City subsidiaries acting through their nominees or acting as a fiduciary.

      National City is not aware of any matters which may be presented for action at the Annual Meeting other than the matters herein set forth. If any other matters come before the Annual Meeting or any adjournment thereof, it is the intention of the persons named in the enclosed proxy to vote the shares represented thereby in accordance with their best judgment pursuant to the discretionary authority granted in the proxy.

By Order of the Board of Directors

DAVID L. ZOELLER
Secretary
March 8, 2002

Exhibit A

NATIONAL CITY CORPORATION

2002 RESTRICTED STOCK PLAN

ARTICLE 1.

ESTABLISHMENT AND PURPOSE OF PLAN

      1.1 The Plan. National City Corporation hereby establishes the National City Corporation 2002 Restricted Stock Plan (herein referred to as the “Plan”). The Plan shall become effective upon the later of (i) when approved by the stockholders of National City and (ii) when adopted by the Board of Directors of National City, and shall remain in effect as provided.

      1.2 Purpose. The purpose of the Plan is to maximize the returns to the stockholders and promote the long-term profitability and success of National City by providing equity interests and equity based incentives in National City to key employees and members of the boards of directors of National City and its subsidiaries and by providing alternate means of compensation.

      1.3 Operation of the Plan. The Plan shall be administered by the Board.

ARTICLE 2.

DEFINITIONS

      2.1 Definitions. Whenever used herein, the following terms shall have the meanings set forth below, unless otherwise expressly provided. When the defined meaning is intended, the term is capitalized.

      (a) “Active Participant” shall mean an Eligible Person who is approved by the Board or the Restricted Stock Award Committee for participation in the Plan.

      (b) “Award” means the grant to a Participant of a certain number of shares of Restricted Stock.

      (c) “Award Agreement” means the written agreement between the Participant and National City relating to the Award of Restricted Stock to the Participant.

      (d) “Board” means the Board of Directors of National City.

      (e) “Change in Control” shall have the meaning set forth in Section 9.2.

      (f) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

      (g) “Committee” means the Compensation and Organization Committee of the Board, a subcommittee of the Compensation and Organization Committee, or another committee of Directors of National City appointed by the Board to serve as the committee responsible for administering the Plan.

      (h) “Common Stock” means the Common Stock, $4.00 par value per share, of National City or any other securities into which the Common Stock may be converted or for which they may be exchanged as contemplated by Section 3.3.

      (i) “Covered Executive” shall mean any individual who, is, or is determined by the Committee to be likely to become, a “covered executive” within the meaning of Section 162(m) of the Code.

      (j) “Director” means an elected or appointed member of the Board, but does not include any honorary member of the Board or other person not entitled as a matter of law to vote and otherwise participate in regular meetings of the Board.

      (k) “Director Year” means a period of time commencing on the date of the Corporation’s Annual Meeting of Stockholders for any fiscal year of National City and ending on the day before National City’s Annual Meeting of Stockholders for its next immediately ensuing fiscal year.

      (l) “Disability” means, as to a specific Participant, permanent disability as defined in the provisions of the Award Agreement relating to that Participant.

      (m) “Early Retirement” means, as to a specific Participant, early retirement as defined in the provisions of the Award Agreement relating to that Participant.

      (n) “Eligible Person” means an Employee or a Subsidiary Director.

      (o) “Employee” means an individual employed by National City or any Subsidiary. A member of the Board who is not otherwise an Employee shall not be deemed an Employee of National City for purposes of this Plan.

      (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as in effect from time to time.

      (q) “Executive Officer” shall mean the chairman, chief executive officer, president, vice chairman, executive vice president or a similar officer of National City, anyone designated by the Board as an executive officer of National City or a Covered Executive.

      (r) “Fair Market Value” means, as of any given date and unless otherwise determined by the Board, the closing price, per share, of the shares of Common Stock on the New York Stock Exchange on that date, as reported by the Wall Street Journal.

      (s) “National City” means National City Corporation, a Delaware Corporation, or any successor.

      (t) “Normal Retirement” means, as to a specific Participant, normal retirement as defined in the provisions of the Award Agreement relating to that Participant.

      (u) “Participant” means and includes all persons who are then registered owners of Restricted Stock.

      (v) “Performance Goals” means, with respect to any Performance Period, performance goals based on any of the following criteria and established by the Committee prior to the beginning of such Performance Period or performance goals based on any of the following criteria and established by the Committee after the beginning of such Performance Period that meet the requirements to be considered pre-established performance goals under Section 162(m) of the Code: earnings, earnings growth or earnings per share; return on equity, assets or investment; overhead, efficiency, interest margin, revenues; expenses; stock price, shareholder return, market share; charge-offs; or reductions in non-performing assets (collectively the “Key Financial Indices”). Such Performance Goals may be particular to an Employee or the division, department, branch, line of business, Subsidiary or other unit in which the Employee works, or may be based on the performance of the Corporation generally. If the Committee determines that a change in the business, operations, corporate structure or capital structure of the corporation, or the manner in which it conducts its business, or other events or circumstances render the Key Financial Indices unsuitable, the Committee may in its discretion modify such Key Financial Indices, in whole or in part, as the Committee deems appropriate and equitable, except in the case of a Covered Executive where such action would result in the loss of the otherwise available exemption of the award under Section 162(m) of the Code. In such case, the Committee shall not make any modification of the Performance Goals.

      (w) Performance Period” means the period of time designated by the Committee applicable to a Restricted Stock Award during which the Performance Goals shall be measured.

      (x) “Plan Restrictions” means the restrictions set forth in Article 5 or 6 hereof on any transfer of Common Stock, or any interest therein, which is the subject of an Award granted hereunder.

      (y) “Restricted Period” means that period of time, as determined pursuant to the Plan, during which the Common Stock subject of an Award is not transferable by reason of Plan Restrictions.

      (z) “Restricted Stock” means shares of Common Stock the transfer or alienation of which are restricted by reason of Plan Restrictions.

      (aa) “Restricted Stock Award Committee” shall have the meaning set forth in Section 6.2.

      (bb) “Retirement” means: with respect to Employees, Normal Retirement or Early Retirement as defined hereby; with respect to Subsidiary Directors, as defined in the provisions of the Award Agreement relating to each

Subsidiary Director; and with respect to Directors who are not employees of National City or its subsidiaries, that point in time when a director is no longer eligible to stand for reelection as a Director pursuant to Article III of National City’s First Restatement of By-Laws.

      (dd) “Subsidiary” means any corporation (other than National City) in an unbroken chain of corporations beginning with National City if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one or more of the other corporations in the chain.

      (ee) “Subsidiary Director” means an elected or appointed member of the board of directors of any Subsidiary, but does not include any person who is an Employee or a Director.

      2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology used herein also shall include the feminine, and the definition of any term in the singular shall include the plural.

ARTICLE 3.

STOCK SUBJECT TO PLAN

      3.1 Authorized Amount. Subject to adjustment as provided by this Plan, the total number of shares of Common Stock reserved and available for distribution under the Plan shall be five million (5,000,000) shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

      3.2 Effect of Forfeitures. If any Participant forfeits any shares of Restricted Stock that are subject to any Award granted hereunder, or any such Award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, such shares shall again be available for distribution in connection with future Awards under the Plan.

      3.3 Shares Available Under the Plan. For purposes of determining the number of shares that may be available for distribution under the Plan, such number shall increase by the number of shares surrendered by a Participant or relinquished to National City in payment of the minimum applicable federal, state, local and foreign withholding liabilities upon the lapse of Plan Restrictions.

      3.4 Adjustments. In event of any stock dividend, stock split, combination of shares, recapitalization or other change in capital structure of National City, merger, consolidation, spinoff, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing, the Board may make such substitution or adjustment in the aggregate number of shares of Common Stock and, if necessary, in the kind of securities reserved for issuance under the Plan, and in the number of shares subject of outstanding Awards granted under the Plan in the aggregate or to any Participant and in the number of shares specified in Section 4.2 hereof, all as may be determined to be appropriate by the Committee, acting in its sole discretion, provided that the number of shares subject to any Award shall always be a whole number.

      3.5 Fractional Shares. National City shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board may provide for the elimination of fractions or the settlement of fractions in cash.

ARTICLE 4.

ELIGIBILITY AND PARTICIPATION

      4.1 Eligibility. The Board and/or the Restricted Stock Award Committee may, from time to time, determine those Eligible Persons who are to receive Awards hereunder. Except as set forth in Article 5 hereof, individuals who are appointed or elected as a Director but who are not otherwise an Employee shall only be eligible to receive Awards pursuant to Article 5 of the Plan.

      4.2 Limitation. No Participant shall have granted to him or to her, or on his or on her behalf, in any five (5) year period, in one or more Awards, more than five hundred thousand (500,000) shares of Common Stock in the aggregate under this Plan.

      4.3 Termination. If a Participant ceases to be an Eligible Person during a Restricted Period, the Award Agreement shall provide the extent to which the Plan Restrictions on the Restricted Stock, or any portion thereof, subject of such Award Agreement shall lapse or whether all or any portion of such Restricted Stock shall be forfeited. Restricted Stock which is forfeited shall be returned to National City from the escrow established under Section 6.10, and the Participant shall have no further interest in such stock.

ARTICLE 5.

DIRECTORS

      5.1 Director Eligibility. Annually, during each Director Year, each Director who is not then an Employee of National City or any Subsidiary shall be entitled to an Award as provided by this Article 5, provided that no Director shall be entitled to any Award if (i) there are not a sufficient number of shares of Common Stock hereunder to make a full Award to Directors in such Director Year, (ii) if the Plan has been terminated or (iii) if the Board determines to terminate Director Awards.

      5.2 Amount of Award. Unless otherwise determined by the full Board from time to time, in the Director Year in which the Director is first elected or appointed as a Director, the Director shall be granted an Award of two thousand (2,000) shares of Restricted Stock. In each following Director Year when the individual is re-elected or re-appointed a Director of National City, such Director shall be granted an Award of twelve hundred (1,200) shares of Restricted Stock.

      5.3 Offset. Any director award provided for under Section 5.2 of this Plan shall be reduced by the number of shares of Restricted Stock awarded to such Director pursuant to the National City Corporation Amended and Second Restated 1991 Restricted Stock Plan and/or the National City Corporation Amended and Restated 1997 Restricted Stock Plan, as such plans may be amended from time to time.

      5.4 Grant of Awards. Awards to Directors shall be granted in accordance with Sections 5.1 and 5.2 hereof, and the date of any Award shall be the actual date of election or appointment, as the case may be, of the grantee as a Director. No Award Agreement with a Director shall grant to that Director any benefits not expressly provided by this Article 5, nor shall it limit the Director’s rights to receive dividends on or to vote the Restricted Stock subject of that Award Agreement. The number of shares awarded in any future grants under this section 5.4 shall be adjusted by the Board as equitably required to prevent dilution or enlargement of the award to Directors that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of National City, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

      5.5 Term of Restrictions. (a) The Restricted Period, with respect to the Plan Restrictions on any Award to a Director under this Article 5, shall terminate, and the Plan Restrictions on all Restricted Stock shall fully expire, on the earlier of (i) such Director’s death, (ii) such Director’s Disability, (iii) a Change in Control or (iv) a date nine months after the date of the award. (b) If a Director shall resign, or otherwise no longer be a member of the Board for reasons other than those set forth in subsection 5.4(a) of this Plan, then the director’s interest in all shares of Restricted Stock previously awarded to him under this Article 5 shall be terminated and such Restricted Stock shall be forfeited and returned to National City.

ARTICLE 6.

AWARDS

      6.1 General. The Board may, from time to time, designate those Eligible Persons to be granted Awards under the Plan, the number of shares of Restricted Stock to be granted in an Award to an Eligible Person, the terms upon which the Plan Restrictions on any Restricted Stock shall lapse and the Restricted Stock will become freely transferable, and such other conditions as the Board may deem appropriate. Not all grants of Awards need to be on the same terms and conditions even though granted at the same time, and the terms of Award Agreements may vary from time to time and from Participant to Participant, depending upon the purpose of the Award; provided, however, all Awards shall be subject of the provisions of Section 6.5 hereof.

      6.2 Restricted Stock Award Committee. If the Board establishes a Restricted Stock Award Committee of one or more directors for the purpose of granting Awards to Eligible Persons (the “Restricted Stock Award Committee”), the Board may from time to time authorize the Restricted Stock Award Committee to grant to Eligible Employees who are not Executive Officers up to a specified number of shares of Restricted Stock with terms upon which the Plan Restrictions on any such Restricted Stock shall lapse and such other conditions as the Restricted Stock Award Committee may deem appropriate from time to time. Each Grant of Restricted Stock by the Restricted Stock Award Committee may utilize any or all of the remaining shares of Restricted Stock authorized by the Board. Not all grants of Awards need to be on the same terms and conditions even though granted at the same time, and the terms of Award Agreements may vary from time to time and from Participant to Participant, depending upon the purpose of the Award; provided, however, all Awards shall be subject of the provisions of Section 6.5 hereof.

      6.3 Limitation. (a) Except as expressly provided by Article 5 with respect to Awards to Directors, the Plan Restrictions established by Section 6.4 hereof on any Award may be of any length of time and/or may reflect Performance Goals as determined by the Board.

      (b) No grants of Awards under the Plan may be made after ten (10) years from the date the Plan becomes effective.

      6.4 Additional Restrictions. Restricted Stock Awards shall be expressly subject to the terms and conditions of this Article 6, but the Board or the Restricted Stock Award Committee (whichever entity is making the award) may establish additional restrictions, including Performance Goals, on the transfer of the Common Stock subject of any Award.

      6.5 Plan Restrictions. During the Restricted Period for any Award, a Participant may not, voluntarily or involuntarily, sell, assign, encumber, pledge or otherwise transfer any shares of Restricted Stock subject of the Award, or any interest therein, otherwise than by will or the law of descent and distribution. Any attempted sale, assignment, encumbrance, pledge or other transfer of the Restricted Stock or any interest therein, in derogation of these restrictions shall result in a forfeiture to National City of all Restricted Stock subject to such attempted transfer.

      6.6 Stockholder Rights. All Restricted Stock shall be registered in the stockholder records of National City in the name of the Participant to whom the Award was made. Except for Plan Restrictions, and except for any additional restrictions contained in the Award Agreement including any assignment of rights to dividends payable from time to time on the Restricted Stock (cash or property), the Participant shall have all rights of a holder of Common Stock.

      6.7 Award Agreement. Each Participant granted an Award of Restricted Stock shall enter into an Award Agreement with National City in a form specified by the Board, agreeing to the terms and conditions of the Award and such other matters as the Board shall in its sole discretion determine, including any additional conditions of forfeiture. The execution and delivery of the Award Agreement by the grantee of the Award shall be a condition precedent to the registration in the name of the grantee of the Restricted Stock subject to the Award. A failure to execute and deliver the Award Agreement within sixty (60) days after the grant of an Award may terminate the Award upon the determination of the Board. The Award Agreement may, but need not, allow the Plan Restrictions to lapse serially or in total over any period of time as selected by the Board or Restricted Stock Award Committee. If any Participant forfeits any shares of Restricted Stock that are subject to any Award, or any such award otherwise terminates with respect to any shares of Restricted Stock thereunder without the Plan Restrictions being terminated, the Participant shall have no further interest in such Restricted Stock, if any.

      6.8 Legend. Each certificate issued in respect of Restricted Stock awarded under the Plan shall be registered in the name of the Participant, shall be deposited with National City pursuant to Section 6.10 hereof together with a stock power endorsed in blank and signed by the Participant and shall bear the following (or a similar) legend:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the National City Corporation 2002 Restricted Stock Plan and in an Agreement entered into between the registered owner hereof and National City Corporation.”

      6.9 Lapse of Restrictions. When the Plan Restrictions imposed by this Article 6 expire or have otherwise been satisfied with respect to one or more shares of Restricted Stock, subject to Section 11.2 hereof, the Corporation shall deliver to the Participant (or his legal representative, beneficiary or heir) within sixty (60) days thereafter Common Stock without the Legend referred to in Section 6.8 hereof and free of Plan Restrictions. The number of shares of Common Stock to be released shall be the same number as to which the Plan Restrictions have lapsed. At that time, the Award Agreement referred to in Section 6.7 as it relates to such shares of Common Stock delivered to the Participant shall be terminated.

      6.10 Escrow. Certificates representing shares of Restricted Stock which are the subject of an Award shall be physically held by National City, or its nominee, during the Restricted Period. Upon the termination of the Restricted Period, National City shall cause the certificate representing the shares of Common Stock subject of the Award to be reissued. If the Plan Restrictions have been satisfied as to any shares of Restricted Stock, such shares shall be removed from escrow and delivered to National City for reissuance and delivery of Common Stock in the name of the Participant in accordance with Section 6.9. If any shares of Restricted Stock are to be forfeited, such shares shall be delivered to National City for reissuance in the name of National City.

ARTICLE 7.

RIGHTS OF PARTICIPANTS

      7.1 Employment. Nothing in this Plan shall interfere with or limit in any way the right of National City to terminate a Participant’s employment at any time with National City or any Subsidiary nor confer upon any Participant any right to continue in the employ of National City.

      7.2 Restrictions on Assignments. The interest of a Participant or his or her beneficiary under this Plan may not be sold, assigned, encumbered or transferred in any manner, either voluntarily or involuntarily, and any attempt to alienate, sell, transfer, assign, pledge encumber, or charge the same shall be null and void; neither shall the benefits hereunder be liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person to whom such benefits or funds are payable, nor shall they be subject to garnishment, attachment, or other legal or equitable process, nor shall they be an asset in bankruptcy.

ARTICLE 8.

ADMINISTRATION

      8.1 Administration. (a) The Plan shall be administered by the Board in accordance with any administrative guidelines and any rules that may be established from time to time by the Board. Except as expressly provided by Article 5 hereof, the procedures, standards and provisions of this Plan for determining eligibility for and amounts of Awards in themselves confer no rights, duties or privileges upon participants nor place obligations upon either the Board or National City, and accordingly, the Board may, in making such determinations hereunder, deviate from such procedures and standards in whatever manner that it, in its judgment, deems appropriate.

      (b) The Board’s interpretation of this Plan or of any term of an Award granted pursuant thereto shall be final and binding on all Participants. The Board shall have the authority to establish, adopt or revise such rules or regulations relating to the Plan as it may deem necessary or advisable for the administration of the Plan. The Board may elect to defer the effective date of the Plan or the granting of any Award or the lapsing of any Plan Restrictions, if the Board determines that such actions may be necessary to be in compliance with any State or Federal statute, regulatory authority or judicial order.

      (c) The Board shall have full power and authority to interpret, construe and administer the Plan and all Awards Agreements and its interpretations and construction hereof, and actions hereunder, including the timing, form, amount or recipient of any payment to be made hereunder, and its decisions shall be binding and conclusive on all persons for all purposes.

      (d) The Board may from time to time delegate all or any part of its authority under this Plan to a Committee or the Restricted Stock Award Committee. To the extent of such delegation, references herein to the “Board” shall include the Committee. The Board may name assistants who may be, but need not be, members of the Board. Such assistants shall serve at the pleasure of the Board, and shall perform such functions as are provided for herein and such other functions as may be assigned by the Board.

      (e) No member of the Board or any assistant shall be liable to any person for any action taken or omitted in connection with the interpretation or administration of this Plan or any Award Agreement unless attributable to his or her own willful misconduct or lack of good faith.

ARTICLE 9.

CHANGE IN CONTROL

      9.1 Treatment of Awards. In the event of a change in Control all Plan Restrictions shall lapse and be of no further force or effect and National City shall cause all outstanding Restricted Stock to be exchanged for Common Stock free of the legend set forth in Section 6.8 and of the Plan Restrictions.

      9.2 Definition of Change in Control. Change in Control shall mean the occurrence of any of the following events:

(a) National City is merged, consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than sixty-five percent of the combined voting power of then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of Voting Stock immediately prior to such transaction;

(b) National City sells or otherwise transfers all or substantially all of its assets to another corporation or other legal person, and as a result of such sale or transfer less than sixty-five percent of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Voting stock immediately prior to such sale or transfer;

(c) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 15% or more of the combined voting power of the Voting Stock;

(d) National City files a report or proxy statement with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report item therein) that a change in control of National City has occurred or will occur in the future pursuant to any then-existing contract or transaction; or

(e) If, during any period of two consecutive years, individuals who at the beginning of such period constitute the Directors cease for any reason to constitute at least a majority thereof; provided, however, that for purposes of this clause (e) each Director who is first elected, or first nominated for election by National City’s stockholders, by a vote of at least two-thirds of the Directors (or a committee thereof) then still in office who were Directors at the beginning of any such period will be deemed to have been a Director at the beginning of such period.

      Notwithstanding the foregoing provision of paragraphs (c) or (d) above unless otherwise determined in a specific case by majority vote of the Board, a “Change in Control” shall not be deemed to have occurred for purposes of paragraphs (c) or (d) above, solely because (1) National City, (2) an entity in which National City directly or indirectly beneficially owns 50% or more of the voting equity securities (a “Subsidiary”), or (3) any employee stock ownership plan or any other employee benefit plan of National City or any Subsidiary either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing beneficial ownership by it of shares of Voting Stock, whether in excess of 15% or otherwise, or because National City reports that a change in control of National City has occurred or will occur in the future by reason of such beneficial ownership.

      9.3 Effective Date of Change in Control. Notwithstanding the foregoing, in the event a Change in Control ultimately results from discussions or negotiations involving National City or any of its officers or directors, the “Effective Date” of such Change in Control shall be the date such discussions or negotiations commenced; otherwise, such Effective Date or Change in Control shall be Implementation Date of such Change in Control.

      9.4 Implementation Date of Change in Control. The “Implementation Date” shall be the earliest to occur of the events specified in subsections (a), (b), (c), (d) or (e) of Section 9.2.

ARTICLE 10.

AMENDMENT OR TERMINATION

      10.1 Amendment. The Board may amend any provision of this Plan or any agreement thereunder at any time; provided, however, that without the approval of the stockholders of National City, no amendment may be made that would increase the maximum number of shares to be granted under the Plan either in aggregate or individually (except that adjustments authorized by Paragraph 3.3 of this Plan shall not be limited by this provision), or extend the term during which Awards may be granted under the Plan. The Board shall also have the right to terminate the Plan or Article 5 hereof at any time. If the Plan is terminated, Awards previously made shall nevertheless continue in accordance with the provisions of the Plan and Award Agreement as in effect prior to the Plan’s termination.

      10.2 Omission. The Board may for any period of time refrain from designating any Participants or may refrain from making any Awards, but such action shall not be deemed a termination of the Plan. No employee shall have any claim or right to be granted Awards under the Plan.

ARTICLE 11.

MISCELLANEOUS

      11.1 Expense. All expenses and costs in connection with the operation of the Plan shall be borne by National City.

      11.2 Withholding Taxes. National City shall be entitled to take appropriate measures to withhold from the shares of Common Stock becoming free of Plan Restrictions or to otherwise obtain from the Participant sufficient sums for the amount National City deems necessary to satisfy any applicable Federal, state, local and foreign minimum tax withholding obligations or to make other appropriate arrangements with Participants to satisfy such obligations. In no event, however, shall National City accept Common Stock for payment of taxes in excess of the minimum required tax withholding rates.

      11.3 Laws Governing. This Plan shall be construed in accordance with and governed by the laws of the State of Delaware.

      11.4 Plan Binding National City, Employees and their Successors. This Plan shall be binding upon and inure to the benefit of National City, its successors and assigns and each Participant and his or her beneficiaries, heirs, executors, administrators and legal representatives.

VOTE BY TELEPHONE

Have your proxy card available when you call the Toll-Free number 1-800-542-1160 using a touch-tone telephone. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY INTERNET

Have your proxy card available when you access the website http://www.votefast.com. You will be prompted to enter your Control Number. Please follow the simple prompts that will be presented to you to record your vote.

VOTE BY MAIL

Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: Stock Transfer Dept (NC) National City Bank, P.O. Box 92301 Cleveland OH 44193-0900.

Vote by Telephone Call Toll-Free using a Touch-Tone phone: 1-800-542-1160	Vote by Internet Access the Website and Cast your vote: http://www.votefast.com	Vote by Mail Return your proxy in the Postage-paid envelope provided

Vote 24 hours a day, 7 days a week!
Your telephone or Internet vote must be received by 11:59 p.m. eastern daylight time on April 21, 2002 to be counted in the final tabulation.
If you vote by telephone or internet, please do not send your proxy by mail.

Your Control Number is:

Proxy must be signed and dated below.
Please fold and detach card at perforation before mailing.

NATIONAL CITY CORPORATION	PROXY

This proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders on April 22, 2002.

The undersigned stockholder of National City Corporation hereby appoints Thomas A. Richlovsky and David L. Zoeller and each of them, with power of substitution, proxies for the undersigned to vote all of the shares of Common Stock of National City which the undersigned is entitled to vote at the Annual Meeting of Stockholders of National City to be held on April 22, 2002 and any adjournment thereof as follows and in their discretion to vote and act upon such other business as may properly come before the meeting. The Board of Directors recommends a vote FOR the slate of directors and proposals 2 and 3.

UNLESS OTHERWISE INDICATED, THE PROXIES ARE INSTRUCTED TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED ON THE OPPOSITE SIDE OF THIS CARD AS DIRECTORS, FOR THE NATIONAL CITY CORPORATION 2002 RESTRICTED STOCK PLAN AND FOR THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

Signature(s)

Signature(s)

Date: _____________________________________________, 2002

Please sign exactly as shown hereon. When signing as a fiduciary or on behalf of a corporation, bank, trust company or other similar entity, your title of capacity should be shown.

Please fold and detach card at perforation before mailing.

NATIONAL CITY CORPORATION	PROXY

Please indicate how you wish your shares to be voted. Unless otherwise indicated, the proxies will vote FOR proposals 1, 2 and 3. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1, 2 and 3.

1.  ELECTION OF DIRECTORS

Nominees:	(01)	J. E. Barfield	(02)	J. S. Broadhurst	(03)	J. W. Brown	(04)	D. E. Collins

	(05)	C.M. Connor	(06)	S. A. Crayton	(07)	D. A. Daberko	(08)	D. E. Evans

	(09)	J. T. Gorman	(10)	P. A. Ormond	(11)	R. A. Paul	(12)	G. L. Shaheen

	(13)	J. F. Tatar	(14)	J. S. Thornton	(15)	M. Weiss

[ ]	FOR all nominees listed above. (except as listed to the contrary below)	[ ]	WITHHOLD AUTHORITY to vote for all nominees listed above.

To withhold authority to vote for any individual nominee, write that nominee’s name or number below:

		FOR	AGAINST	ABSTAIN
2.	THE NATIONAL CITY CORPORATION 2002 RESTRICTED STOCK PLAN	[ ]	[ ]	[ ]

3.	THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS	[ ]	[ ]	[ ]

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.